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                                CREDIT AGREEMENT

                          Dated as of February 8, 2002

                                  by and among

                          EON LABS MANUFACTURING, INC.,

                                 EON PHARMA, LLC

                                       and

                               JPMORGAN CHASE BANK



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

                               TABLE OF CONTENTS

ARTICLE I
        DEFINITIONS AND ACCOUNTING TERMS .....................................1
        SECTION 1.01.   DEFINITIONS...........................................1
        SECTION 1.02.   TERMS GENERALLY .....................................11

ARTICLE II
        LOANS................................................................11
        SECTION 2.01.  REVOLVING CREDIT LOANS................................11
        SECTION 2.02.  REVOLVING CREDIT NOTE.................................12

ARTICLE III
        PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
        FEES AND PAYMENTS....................................................13
        SECTION 3.01.  INTEREST RATE; CONTINUATION; AND CONVERSION OF LOANS..13
        SECTION 3.02.  USE OF PROCEEDS..............................,........15
        SECTION 3.03.  PREPAYMENTS..................................,........15
        SECTION 3.04.  FEES.........................................,........15
        SECTION 3.05.  INABILITY TO DETERMINE INTEREST RATE.........,........16
        SECTION 3.06.  ILLEGALITY...................................,........16
        SECTION 3.07.  INCREASED COSTS..............................,........16
        SECTION 3.08.  INDEMNITY....................................,........17
        SECTION 3.09.  TAXES........................................,........18
        SECTION 3.10.  PAYMENTS.....................................,........18
        SECTION 3.11.  DISBURSEMENT OF LOANS........................,........18

ARTICLE IV
        REPRESENTATIONS AND WARRANTIES.......................................19
        SECTION 4.01.   ORGANIZATION POWERS..................................19
        SECTION 4.02.   AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS..19
        SECTION 4.03.   FINANCIAL CONDITION..................................19
        SECTION 4.04.   TAXES................................................20
        SECTION 4.05.   TITLE TO PROPERTIES..................................20
        SECTION 4.06.   LITIGATION...........................................20
        SECTION 4.07.   AGREEMENTS...........................................21
        SECTION 4.08.   COMPLIANCE WITH ERISA................................21
        SECTION 4.09.   FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS.........21
        SECTION 4.10.   APPROVAL.............................................21
        SECTION 4.11.   SUBSIDIARIES.........................................22
        SECTION 4.12.   HAZARDOUS MATERIALS..................................22
        SECTION 4.13.   INVESTMENT COMPANY ACT...............................22
        SECTION 4.14.   SECURITY AGREEMENT...................................22
        SECTION 4.15.   NO DEFAULT...........................................22
        SECTION 4.16.   MATERIAL CONTRACTS...................................22

                                      I




         SECTION 4.17.   PERMITS AND LICENSES.................................22
         SECTION 4.18.   COMPLIANCE WITH LAW..................................23
         SECTION 4.19.   DISCLOSURE...........................................23
ARTICLE V
         CONDITIONS OF LENDING................................................23
         SECTION 5.01.   CONDITIONS TO INITIAL EXTENSION OF CREDIT............23
         SECTION 5.02.   CONDITIONS TO ALL EXTENSIONS OF CREDIT...............26
ARTICLE VI
         AFFIRMATIVE COVENANTS................................................26
         SECTION 6.01.   EXISTENCE, PROPERTIES, INSURANCE.....................26
         SECTION 6.02.   PAYMENT OF INDEBTEDNESS AND TAXES....................27
         SECTION 6.03.   FINANCIAL STATEMENTS, REPORTS, ETC...................27
         SECTION 6.04.   BOOKS AND RECORDS; ACCESS TO PREMISES................29
         SECTION 6.05.   NOTICE OF ADVERSE CHANGE.............................29
         SECTION 6.06.   NOTICE OF DEFAULT....................................29
         SECTION 6.07.   NOTICE OF LITIGATION.................................29
         SECTION 6.08.   NOTICE OF DEFAULT IN OTHER AGREEMENTS................30
         SECTION 6.09.   NOTICE OF ERISA EVENT................................30
         SECTION 6.10.   NOTICE OF ENVIRONMENTAL LAW VIOLATIONS...............30
         SECTION 6.11.   NOTICE REGARDING MATERIAL CONTRACTS..................30
         SECTION 6.12.   NOTICE OF REGULATORY MATTERS.........................31
         SECTION 6.13.   COMPLIANCE WITH APPLICABLE LAWS......................31
         SECTION 6.14.   SUBSIDIARIES.........................................31
         SECTION 6.15.   ENVIRONMENTAL LAWS...................................31
ARTICLE VII
         NEGATIVE COVENANTS...................................................32
         SECTION 7.01.   LIENS   .............................................32
         SECTION 7.02.   INDEBTEDNESS.........................................33
         SECTION 7.03.   GUARANTIES...........................................34
         SECTION 7.04.   SALE OF ASSETS.......................................34
         SECTION 7.05.   SALES OF RECEIVABLES.................................34
         SECTION 7.06.   LOANS AND INVESTMENTS................................35
         SECTION 7.07.   NATURE OF BUSINESS...................................35
         SECTION 7.08.   SALE AND LEASEBACK...................................35
         SECTION 7.09.   FEDERAL RESERVE REGULATIONS..........................35
         SECTION 7.10.   ACCOUNTING POLICIES AND PROCEDURES...................35
         SECTION 7.11.   HAZARDOUS MATERIALS..................................35
         SECTION 7.12.   LIMITATIONS ON FUNDAMENTAL CHANGES...................35
         SECTION 7.13.   FINANCIAL CONDITION COVENANTS........................36
         SECTION 7.14.   DIVIDENDS............................................36
         SECTION 7.15.   TRANSACTIONS WITH AFFILIATES.........................37
         SECTION 7.16.   IMPAIRMENT OF SECURITY INTEREST......................37

                                       II




ARTICLE VIII
         EVENTS OF DEFAULT...................................................37
         SECTION 8.01.   EVENTS OF DEFAULT...................................37

ARTICLE IX
         MISCELLANEOUS.......................................................40
         SECTION 9.01.   NOTICES.............................................40
         SECTION 9.02.   EFFECTIVENESS; SURVIVAL.............................40
         SECTION 9.03.   EXPENSES............................................41
         SECTION 9.04.   SUCCESSORS AND ASSIGNS; PARTICIPATIONS..............41
         SECTION 9.05.   NO WAIVER; CUMULATIVE REMEDIES......................42
         SECTION 9.06.   APPLICABLE LAW......................................42
         SECTION 9.07.   SUBMISSION TO JURISDICTION..........................42
         SECTION 9.08.   SEVERABILITY........................................43
         SECTION 9.09.   RIGHT OF SETOFF.....................................43
         SECTION 9.10.   HEADINGS............................................43
         SECTION 9.11.   MODIFICATION OF AGREEMENT...........................43
         SECTION 9.12.   CONSTRUCTION........................................43
         SECTION 9.13.   CONFIDENTIALITY.....................................43
         SECTION 9.14.   JOINT AND SEVERAL OBLIGATIONS.......................44
         SECTION 9.15.   COUNTERPARTS........................................46

SCHEDULES

Schedule I            -             Subsidiaries
Schedule II           -             Existing Liens
Schedule III          -             Existing Indebtedness
Schedule IV           -             Existing Guarantees
Schedule V            -             Material Contracts
Schedule VI           -             Litigation

EXHIBITS

Exhibit A             -             Form of Revolving Credit Note
Exhibit B             -             Form of Security Agreement
Exhibit C             -             Form of Guaranty
Exhibit D             -             Form of Opinion of Counsel
Exhibit E             -             Form of Notice of Borrowing

         CREDIT AGREEMENT dated as of February 8, 2002, by and among EON LABS MANUFACTURING, INC., a Delaware corporation and EON PHARMA, LLC, a Delaware limited liability company (each a "Company" and, collectively, the "Companies") and JPMORGAN CHASE BANK, a New York banking corporation, (the "Lender").

                                    RECITALS

         The Companies have requested the Lender to extend credit from time to time and the Lender is willing to extend such credit to the Companies, subject to the terms and conditions hereinafter set forth.

         Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

         "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, by contract or otherwise; provided that, in any event, any Person who owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interest of any Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agreement" shall mean this Credit Agreement dated as of February 8, 2002, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Borrowing Date" shall mean, with respect to any Loan, the date on which such Loan is disbursed to the Companies.

         "Business Day" shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any LIBOR Rate Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

         "Capital Expenditures" shall mean additions to property and equipment of ELM and its Subsidiaries which, in conformity with Generally Accepted Accounting Principles, are included as "additions to property, plant or equipment" or similar items which would be reflected in the consolidated statement of cash flow of ELM and its Subsidiaries, including without limitation, property and equipment which are the subject of Capital Leases.

         "Capital Lease" shall mean any lease the obligations of which are required to be capitalized on the balance sheet of a Person in accordance with Generally Accepted Accounting Principles.

         "Change of Control" shall mean the failure of Hexal AG, one or more wholly-owned subsidiaries of Hexal AG, Permitted Holders or any combination of the foregoing, to collectively own (a) prior to the consummation of an initial public offering of ELM's common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, at least 80% of the voting capital stock of ELM outstanding, and (b) after consummation of any such initial public offering, at least 51% of the voting capital stock of ELM outstanding.

         "Chief Financial Officer" shall mean the Chief Financial Officer of
ELM.

         "Closing Date" shall mean February 8, 2002.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" shall mean the Revolving Credit Commitment.

         "Companies" shall have the meaning set forth in the preamble hereto.

         "Consolidated Debt Service Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated Net Income, plus (i) to the extent deducted in determining Consolidated Net Income, the sum of (A) Consolidated Interest Expense and (B) all depreciation and amortization expenses or charges, minus
(ii) the sum of (A) Unfunded Capital Expenditures, (B) dividends and/or distributions (excluding dividends and/or distributions made pursuant to Section 7.14(a)) and (C) extraordinary or unusual gains minus (iii) the aggregate amount paid with respect to repurchases of any Company's or Guarantor's capital stock to (b) the sum of (i) required principal payments on all Indebtedness (including Capital Leases) having a final maturity of one year or more from the date of incurrence thereof plus (ii) Consolidated Interest Expense. All the foregoing categories shall be determined on a consolidated basis for ELM and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis and shall be calculated (without duplication) over the most recent four fiscal quarters ended on or prior to the date of calculation thereof with the exception of the required principal payments on all Indebtedness of ELM and its Subsidiaries with an original maturity of one year or more, which shall each be calculated based upon the next succeeding four fiscal quarters.

         "Consolidated EBITDA" shall mean for ELM and its Subsidiaries for any period, Consolidated Net Income (or consolidated net loss) for such period less extraordinary or unusual gains, plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses or charges and (c) all income taxes to any government or governmental instrumentality expensed on ELM or any of its Subsidiaries' books (whether paid or accrued), in each case, determined on a consolidated basis for ELM and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated (without duplication) over the then most recent four fiscal quarters ended on or prior to the date of calculation thereof.

         "Consolidated Funded Debt" shall mean the sum of all Indebtedness of ELM and its Subsidiaries for borrowed money having an original maturity of one year or more (including, without limitation, Capital Leases) and the outstanding principal amount of the Revolving Credit Loans, in each case determined on a consolidated basis for ELM and its Subsidiaries in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Interest Expense" shall mean the consolidated gross interest expense of ELM and its Subsidiaries determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis and calculated over the then most recent four fiscal quarters ended on or prior to the date of calculation thereof.

         "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of ELM and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

         "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

          "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000;
or (c) money market mutual funds having assets in excess of $2,500,000,000; or
(d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard and Poor's Ratings Group or Moody's Investors Service, Inc.

         "ELM" shall mean Eon Labs Manufacturing, Inc., a Delaware corporation.

         "Environmental Law" shall mean any law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with ELM or any Affiliates of ELM would be deemed to be a member of the same "controlled group" within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by the Lender. For purposes hereof each LIBOR Rate Loan shall be deemed to constitute a "eurocurrency liability" as defined in Regulation D, and subject to the reserve requirements of "Regulation D," without benefit of credit or proration, exemptions or offsets which might otherwise be available to the Lender from time to time under Regulation D.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Executive Officer" shall mean any of the President, the Chief Executive Officer, Chief Financial Officer or the Secretary of ELM or any of its Subsidiaries, as applicable, and their respective successors, if any, designated by the board of directors thereof.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal fund brokers of recognized standing selected by the Lender.

         "Fixed Rate Loans" shall mean, collectively, LIBOR Rate Loans and Quoted Rate Loans.

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "Guarantors" shall mean, collectively, Forte Pharma, Inc. and any other Subsidiary of ELM existing on the Closing Date (other than Eon Pharma LLC, Eon Technologies, Inc. and Eon Labs Manufacturing of the Virgin Islands, Inc.), and each Person who, from time to time, is required to execute a Guaranty in accordance with Section 6.14.

         "Guaranty" shall mean the Guaranty in the form attached hereto as Exhibit C to be executed and delivered by each Guarantor on the Closing Date and thereafter by each Subsidiary of ELM (other than Eon Pharma LLC, Eon Technologies, Inc. and Eon Labs Manufacturing of the Virgin Islands, Inc.) pursuant to Section 6.14, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of ELM or any of its Subsidiaries and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "Inactive Subsidiary" shall mean (i) a Subsidiary of ELM (other than Eon Labs Manufacturing of the Virgin Islands, Inc.) which conducts no business and has total assets (based on the higher of market value and book value) of less than $50,000 and (ii) Eon Labs Manufacturing of the Virgin Islands, Inc. provided it has total assets (based on the higher of market value and book value) of less than $1,000,000 and conducts no business other than the maintenance of its properties and those activities incidental to the winding up of its business and the sale of its properties.

         "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities directly or indirectly guaranteed by such Person; (f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated on a basis satisfactory to the Lender and in accordance with accepted practice;
(i) all obligations of such Person in respect of bankers' acceptances; (j) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit and (k) to the extent not covered by clauses (a) through (j), all liabilities or obligations, direct and contingent, which in accordance with Generally Accepted Accounting Principles would be included in determining total liabilities on the liability side of the balance sheet of such Person as of the date as of which Indebtedness is to be determined.

         "Interest Payment Date" shall mean (a) as to any Prime Rate Loan, the first day of each calendar month during the term thereof; (b) as to any Fixed Rate Loan, each one month anniversary of the funding of such Fixed Rate Loan during the Interest Period for such Fixed Rate Loan; and (c) as to any Loan, the date such Loan is paid in full or in part.

         "Interest Period" shall mean with respect to any Fixed Rate Loan:

         (a) initially, the period commencing on the date such Fixed Rate Loan is made and ending one, two, three or six months thereafter, as selected by the Companies in its Notice of Borrowing or in its notice of conversion from another Type of loan to a Fixed Rate Loan provided, and in each case, in accordance with the terms of Articles II and III hereof; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Fixed Rate Loan and ending one, two, three or six months thereafter, as selected by the Companies by irrevocable written notice to the Lender not later than 11:00 a.m. New York, New York time (I) with respect to a LIBOR Rate Loan, three Business Days prior to the last day of the then current Interest Period with respect to such LIBOR Rate Loan or (II) with respect to a Quoted Rate Loan, on the last day of the then current Interest Period with respect to such Quoted Rate Loan; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) if the Companies shall fail to give notice as provided in clause (b) above, the Companies shall be deemed to have requested conversion of the affected Fixed Rate Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto;

                  (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (iv) no more than five (5) Interest Periods may exist at any one time.

         "Lender" shall have the meaning set forth in the preamble hereto.

         "Leverage Purpose Transaction" shall mean any transaction that (a) causes the ratio of consolidated liabilities to consolidated assets to exceed 75% or (b) causes the ratio of the consolidated liabilities to consolidated assets to exceed 50% and increases the consolidated liabilities by 100% or more, in each case determined in accordance with Generally Accepted Accounting Principles, applied on a consistent basis with respect to ELM and its consolidated Subsidiaries.

         "LIBOR Rate Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

         "Lien" shall mean any lien (statutory or otherwise), security interest, mortgage, deed of trust, pledge, charge, conditional sale, title retention agreement, Capital Lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

         "Loans" shall mean the Revolving Credit Loans.

         "Loan Documents" shall mean, collectively, this Agreement, the Note, the Security Documents, the Guaranties, Hedging Agreements, if any, entered into with the Lender and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, prospects or condition (financial or otherwise) of ELM and its Subsidiaries taken as a whole, or (b) the ability of ELM or any of its Subsidiaries to perform in any material respect any material obligations under any Loan Document to which it is a party

         "Material Contract" shall mean each contract, instrument or agreement
(a) to which ELM or any of its Subsidiaries is a party which is material to the business, operations or condition (financial or otherwise), prospects, or properties of ELM or of ELM and its Subsidiaries taken as a whole, or (b) which requires the payment during the then remaining term thereof in excess of $250,000 per annum excluding for purposes of this clause (b), only, purchase or supply orders or agreements placed by or with ELM or any of its Subsidiaries in the ordinary course of business)

         "Note" shall mean the Revolving Credit Note.

         "Notice of Borrowing" shall mean the Notice of Borrowing in the form attached hereto as Exhibit E or other form of notice of borrowing acceptable to the Lender.

          "Obligations" shall mean all obligations, liabilities and indebtedness of the Companies to the Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under this Agreement, the Note or any other Loan Document, including, without limitation, all obligations, liabilities and indebtedness of the Companies with respect to the principal of and interest on the Loans, and obligations arising under Hedging Agreements with the Lender (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, and interest that but for the filing of a petition in bankruptcy with respect to any Company, would accrue on such obligations, whether or not a claim is allowed against any Company for such interest in the related bankruptcy proceeding), and all fees, costs, expenses and indemnity obligations of the Companies hereunder, under any other Loan Document or under any Hedging Agreement with the Lender. The Obligations shall be joint and several obligations of the Companies.

         "Payment Office" shall mean the Lender's office located at 241-02 Northern Boulevard, Douglaston, New York 11362 or such other office as the Lender may designate from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Acquisitions" shall mean any acquisition (whether by merger or otherwise) by the Companies or any Guarantor of more than 50% of the outstanding capital stock, membership interests, partnership interests or other similar ownership interests of a Person which is engaged in a line of business which is the same or substantially similar to the business of such Company or such Guarantor or the purchase of all or substantially all of the assets owned by such Person; provided (a) the Lender shall have received, within ten (10) Business Days of the closing of such Permitted Acquisition, to the extent not previously received, a duly executed Guaranty and Security Agreement, to the extent such document is required to be delivered pursuant to Section 6.14 hereof; (b) the Lender shall have received evidence reasonably satisfactory to it that the shares or other interests in the Person, or the assets of the Person, which is the subject of the Permitted Acquisition are, or will be promptly following the closing of such Permitted Acquisition, free and clear of all Liens, except Permitted Liens, including, without limitation, with respect to the acquisition of shares or other equity interests, free of any restrictions on transfer other than restrictions applicable to the sale of securities under federal and state securities laws and regulations generally; (c) the Lender shall have received not less than three (3) Business Days preceding the closing of such Permitted Acquisition, substantially final drafts of the documentation governing the proposed acquisition, including, without limitation, the purchase agreement with respect thereto, together with such other additional documentation or information with respect to the proposed acquisition as the Lender may reasonably require; (d) no Default or Event of Default shall have occurred and be continuing immediately prior to or would occur after giving effect to the acquisition on a pro forma basis; (e) the Lender shall have received projections and pro forma financial statements showing that, after giving effect to such acquisition, (i) no Default or Event of Default shall have occurred and (ii) such acquisition will not be a Leveraged Purpose Transaction; (e) the acquisition has either (i) been approved by the Board of Directors or other governing body of the Person which is the subject of the acquisition or (ii) been recommended for approval by the Board of Directors or other governing body of such Person to the shareholders or other members of such Person and subsequently approved by the shareholders or such members if shareholder or such member approval is required under applicable law or the by-laws, certificate of incorporation or other governing instruments of such Person; and (f) prior to the closing of any such acquisition, the Companies shall have delivered evidence to the Lender that, on a PRO FORMA basis, the Companies will be in compliance with the financial condition covenants of Section 7.13 hereof upon completion of such acquisition.

         "Permitted Hexal Fundings" shall mean loans and advances and/or dividends made by ELM to Hexal Pharmaceuticals, Inc. for the purpose of funding payments due by Hexal Pharmaceuticals, Inc. under notes executed by it to the seller of assets or stock acquired by it; provided, the aggregate of all such loans, advances and dividends made on or after the Closing Date shall not exceed $30,000,000 and no such loan, advance or dividend may be made if a Default or Event of Default shall have occurred and be continuing or would occur after giving effect thereto.

         "Permitted Holders" shall mean (a) Thomas Strungmann (b) Andreas Strungmann, (c) members of Thomas Strungmann's or Andreas Strungmann's immediate families including, current and former spouses and the estate of any of the foregoing, (d) trusts the sole beneficiaries of which are any of the foregoing individuals and (e) any entity all of the outstanding capital stock or other equity interest of which are owned by any or all of such Persons

         "Permitted Liens" shall mean the Liens specified in clauses (a) through
(j) of Section 7.01.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

         "Plan" shall mean any multi-employer or single-employer plan defined in
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of ELM, any Subsidiary of ELM or an ERISA Affiliate on account of such employees' employment by ELM, any Subsidiary of ELM or an ERISA Affiliate.

         "Prime Rate" shall mean the rate per annum announced by the Lender from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective.

         "Prime Rate Loans" shall mean Loans at such time as they are being made and/or maintained at a rate of interest based on the Prime Rate.

         "Quoted Rate" shall mean a rate of interest per annum quoted to the Companies by the Lender, in its discretion, on the requested Borrowing Date for the requested Quoted Rate Loan. Such quote rate shall be the fixed rate which would be applicable to a Quoted Rate Loan made by the Lender on the requested date for the proposed Quoted Rate Loan. Notwithstanding any other provision of this Agreement, (i) the rate so quoted by the Lender shall be determined in the sole discretion of the Lender by reference to such factors and consideration as the Lender shall deem relevant and (ii) the Lender shall not be required to quote any rate at all for any reason whatsoever for any proposed Quoted Rate Loan or upon the termination of any Interest Period relating to any existing Quoted Rate Loan.

         "Quoted Rate Loans" shall mean Loans at such time as they are made and/or maintained at a rate of interest based upon the Quoted Rate.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Reserve Adjusted Libor" shall mean with respect to the Interest Period pertaining to a LIBOR Rate Loan, the rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of the interest at which Dollar deposits of an amount comparable to the amount of such Loan and for a period equal to the Interest Period applicable thereto are offered to the London office of the Lender in immediately available funds in the London interbank market for Eurodollars by leading banks in the eurodollar market at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement

         "Revolving Credit Commitment" shall mean the Lender's obligation to make Revolving Credit Loans to the Companies in an aggregate amount not to exceed $25,000,000, as such amount may be adjusted in accordance with the terms of this Agreement.

         "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Commitment Termination Date or such earlier date as the Revolving Credit Commitment shall terminate as provided herein.

         "Revolving Credit Commitment Termination Date" shall mean December 31, 2004.

         "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a).

         "Revolving Credit Note" shall have the meaning set forth in Section
2.02.

         "Security Agreement" shall mean the Security Agreement in the form attached as Exhibit B, to be executed and delivered on the Closing Date by each Company and each Guarantor, and, thereafter by any Person who may be required to execute the same pursuant to Section 6.14, as each of the same may hereafter be amended, restated, supplemented or otherwise modified, from time to time.

         "Security Documents" shall mean the Security Agreements and each other collateral security document delivered to the Lender hereunder.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature.

         "Subsidiaries" shall mean with respect to any Person any corporation, association or other business entity more than 50% of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is at the time owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

         "Taxes" shall have the meaning set forth in Section 3.09.

         "Type" shall mean as to any Loan its status as a Prime Rate Loan, a LIBOR Rate Loan or a Quoted Rate Loan.

         "Unfunded Capital Expenditures" shall mean, with respect to any period, Capital Expenditures incurred during such period which are not financed with the proceeds from any Indebtedness.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         SECTION 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                      LOANS

         SECTION 2.01. REVOLVING CREDIT LOANS. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Lender agrees to make loans (individually a "Revolving Credit Loan" and, collectively, the "Revolving Credit Loans") to the Companies from time to time during the Revolving Credit Commitment Period up to but not exceeding at any one time outstanding the amount of the Revolving Credit Commitment; PROVIDED HOWEVER, that no Revolving Credit Loan shall be made if, after giving effect to such Revolving Credit Loan, the aggregate outstanding principal amount of all Revolving Credit Loans at such time would exceed the Revolving Credit Commitment in effect at such time. During the Revolving Credit Commitment Period, the Companies may from time to time borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Credit Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Loans may be (i) LIBOR Rate Loans, (ii) Prime Rate Loans, (iii) Quoted Rate Loans or (iv) a combination thereof.

         (b) The Companies shall give the Lender a duly completed Notice of Borrowing executed by an Executive Officer not later than 11:00 a.m. (New York, New York time), three Business Days prior to the date of each proposed LIBOR Rate Loan under this Section 2.01 or prior to 11:00 a.m. (New York, New York time) on the date of each proposed Prime Rate Loan or Quoted Rate Loan under this Section 2.01. Such notice shall be irrevocable and shall specify
(i) the amount and Type of the proposed borrowing, (ii) the proposed use of the loan proceeds, (iii) the initial Interest Period if a Fixed Rate Loan, and (iv) the proposed Borrowing Date. Except for borrowings which utilize the full remaining amount of the Revolving Credit Commitment, each borrowing of a Prime Rate Loan shall be in an amount not less than $500,000 or, if greater, whole multiples of $100,000 in excess thereof. Each borrowing of Fixed Rate Loan shall be an amount not less than $500,000 or whole multiples of $100,000 in excess thereof. Funding of all Loans shall be made in accordance with
Section 3.12 of this Agreement.

         (c) The Companies shall have the right, acting jointly, upon not less than three Business Days' prior written notice to the Lender to terminate the Revolving Credit Commitment or from time to time to permanently reduce the amount of the Revolving Credit Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate outstanding principal amount of all Revolving Credit Loans would exceed the Revolving Credit Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Fixed Rate Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 as a result of such termination or reduction. Any such reduction shall be in the amount of $500,000 or whole multiples of $100,000 in excess thereof, and shall reduce permanently the amount of the Revolving Credit Commitment then in effect.

         (d) The agreement of the Lender to make Revolving Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Commitment Termination Date. Upon such termination, the Companies shall immediately repay in full the principal amount of the Revolving Credit Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.02. REVOLVING CREDIT NOTE. The Revolving Credit Loans made by the Lender shall be evidenced by a promissory note of the Companies (the "Revolving Credit Note"), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of the Companies and payable to the order of the Lender in a principal amount equal to the Revolving Credit Commitment. The Revolving Credit Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01. The Lender is authorized to record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan in the Lender's records or on the grid schedule annexed to the Revolving Credit Note; PROVIDED, HOWEVER THAT the failure of the Lender to set forth each such Revolving Credit Loan, payment and other information shall not in any manner affect the obligation of the Companies to repay each Revolving Credit Loan made by the Lender in accordance with the terms of its Revolving Credit Note and this Agreement. The Revolving Credit Note, the grid schedule and the books and records of the Lender shall constitute conclusive evidence of the information so recorded absent manifest error.

                                   ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

       SECTION 3.01. INTEREST RATE; CONTINUATION AND CONVERSION OF LOANS.

         (a) Each Prime Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Prime Rate.

         (b) Each LIBOR Rate Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus a margin of one and one-half percent (1.5%) per annum.

         (c) Each Quoted Rate Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Quoted Rate determined for each Interest Period thereof in accordance with the terms hereof.

         (d) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans (excluding any defaulted payment of principal accruing interest in accordance with clause
(e) below), shall, at the option of the Lender, bear interest payable on demand at a rate of interest 3% per annum in excess of the interest rate otherwise then in effect or, if no rate is in effect, 3% per annum in excess of the Prime Rate.

         (e) If the Companies shall default in the payment of the principal of or interest on any portion of any Loan or any other amount becoming due hereunder, whether with respect to interest, fees, expenses or otherwise, the Companies shall pay interest on such defaulted amount accruing from the date of such default (without reference to any period of grace) up to and including the date of actual payment (after as well as before judgment) at a rate of 3% per annum in excess of the rate otherwise in effect or, if no rate is in effect, 3% per annum in excess of the Prime Rate.

         (f) The Companies may elect from time to time to convert outstanding Loans from Fixed Rate Loans to Prime Rate Loans or a Fixed Rate Loan of another Type by giving the Lender at least three Business Day's prior irrevocable written notice of such election, provided that any such conversion of Fixed Rate Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.09 as a result of such conversion. The Companies may elect from time to time to convert outstanding Loans from Prime Rate Loans to any Type of Fixed Rate Loan by giving the Lender irrevocable written notice of such election not later than 11:00 a.m. (New York, New York time), (i) three Business Days prior to the date of the proposed conversion., with respect to a LIBOR Rate Loan and (ii) on the date of the proposed conversion, with respect to a Quoted Rate Loan All or any part of outstanding Prime Rate Loans may be converted as provided herein, provided that each conversion shall be in the principal amount of $500,000 or whole multiples of $100,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from any other Type of Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Fixed Rate Loans having the same Interest Period shall not be less than $500,000.

         (g) Any Fixed Rate Loan in a minimum principal amount of $500,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Companies with the notice provisions contained in the definition of Interest Period; provided, that no Fixed Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period in effect when the Lender is notified, or otherwise has actual knowledge, of such Default or Event of Default.

         (h) If the Companies shall fail to select the duration of any Interest Period for any Fixed Rate Loan in accordance with the definition of "Interest Period" set forth in Section 1.01, the Company shall be deemed to have selected an Interest Period of one month.

         (i) No Loan may be funded as a Fixed Rate Loan, or converted to or continued as a Fixed Rate Loan, with an Interest Period that extends beyond the Revolving Credit Commitment Termination Date.

         (j) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Companies to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to the Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to the Lender limiting the rates of interest that may be charged or collected by the Lender. In each such event payments of interest required to be paid to the Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by the Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Companies to the Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to the Lender shall be reduced to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount.

         (k) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Prime Rate shall change when and as the Prime Rate changes in accordance with the definition thereof. Each determination by the Lender of an interest rate or fee hereunder shall, absent manifest error, be conclusive and binding for all purposes.

         SECTION 3.02. USE OF PROCEEDS. The proceeds of the Revolving Credit Loans shall be used (a) solely for the working capital needs of the Companies and the Guarantors in the ordinary course of their business, (b) to fund Permitted Hexal Fundings and (c) to fund Permitted Acquisitions; provided that the aggregate principal amount of all Revolving Credit Loans for the purpose of funding Permitted Acquisitions shall not exceed $5,000,000 during the term of this Agreement.

         SECTION 3.03, PREPAYMENTS. (a) The Companies may on the last day of an Interest Period if the Loans to be prepaid are Fixed Rate Loans, or at any time and from time to time if the Loans to be prepaid are Prime Rate Loans, prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08, upon written notice to the Lender (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time), three Business Days before the date of prepayment with respect to prepayments of LIBOR Rate Loans, or 11:00 a.m. (New York, New York time) one Business Day before the date of prepayment with respect to Prime Rate Loans and Quoted Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of LIBOR Rate Loans, Prime Rate Loans or Quoted Rate Loans, or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. If such notice is given, the Companies shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section 3.03 shall be in a principal amount of $500,000 or whole multiples of $100,000 in excess thereof.

                (b) Each prepayment of principal of a Loan pursuant to this
Section 3.03 shall be accompanied by accrued interest to the date prepaid on the amount prepaid. Unless otherwise directed by the Companies pursuant to
Section 3.03 (a), partial prepayments of any Loan shall be applied first to outstanding Prime Rate Loans and then to Fixed Rate Loans in such order as the Lender shall determine in its sole and absolute discretion.

         SECTION 3.04. FEES.

         (a) The Companies agree to pay to the Lender a commitment fee on the average daily unused portion of the Revolving Credit Commitment from the date of this Agreement until the Revolving Credit Commitment Termination Date at a rate per annum equal to one-quarter of one percent (.25%), based on a year of 360 days, payable in arrears on the last day of March, June, September, and December of each year commencing March 31, 2002, on the Revolving Credit Commitment Termination Date and on each date the Revolving Credit Commitment is permanently reduced in whole or in part.

         (b) The Companies agree to pay to the Lender a non-refundable facility fee of $90,000 which shall be paid in full on the Closing Date.

         SECTION 3.05. INABILITY TO DETERMINE INTEREST RATE. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Companies) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to
Section 3.01(b) for any requested Interest Period with respect to (a) the making of a LIBOR Rate Loan, (b) a LIBOR Rate Loan that will result from the requested conversion of a Prime Rate Loan or a Quoted Rate Loan into a LIBOR Rate Loan, or (c) the continuation of an LIBOR Rate Loan beyond the expiration of the then current Interest Period with respect thereto, the Lender shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Companies of such determination. Until the Lender notifies the Companies that the circumstances giving rise to the suspension described herein no longer exist, the Companies shall not have the right to request or continue a LIBOR Rate Loan or to convert a Prime Rate Loan or a Quoted Rate Loan to a LIBOR Rate Loan.

         SECTION 3.06. ILLEGALITY. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain LIBOR Rate Loans as contemplated by this Agreement, the Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, and (a) the commitment of the Lender to make and to allow conversion to or continuations of LIBOR Rate Loans shall forthwith be cancelled for the duration of such illegality and
(b) the Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the next succeeding last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Companies shall pay to the Lender, upon demand, any additional amounts required to be paid pursuant to
Section 3.08 hereof.

         SECTION 3.07. INCREASED COSTS. (a) In the event that any introduction of or change in the interpretation or application in any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur on or after the date hereof, which:

                  (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Loan, or change the basis of taxation of payments to the Lender of principal, interest, fees or any other amount payable hereunder (except for taxes covered by Section 3.09); or

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender; or

                  (iii) shall impose on the Lender any other condition, or change therein; and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which the Lender deems material, then, in any such case, the Companies shall pay the Lender, upon demand, such additional amount or amounts as the Lender shall have determined will compensate the Lender for such increased costs or reduction; provided the Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different domestic lending office with respect to the Loans if the making of such designation would avoid the need for, or reduce the amount of, such increased costs that might thereafter accrue; provided, however, that such efforts shall not cause the imposition on the Lender of any additional costs or legal, regulatory administrative burdens deemed by such Lender, in its sole discretion, to be material.

         (b) If the Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any lending office of the Lender) or the Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency in each case made subsequent to the date hereof, has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Companies shall pay to the Lender, the additional amount or amounts as the Lender shall have determined will compensate the Lender or the Lender's holding company for such reduction. The Lender's determination of such amounts shall be conclusive and binding on any Companies' absent manifest error.

         (c) A certificate of the Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) above shall be conclusive absent manifest error. The Company shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 3.08. INDEMNITY. The Companies agree to indemnify the Lender and to hold the Lender harmless from any loss, cost or expense which the Lender may sustain or incur, including, without limitation, interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain Fixed Rate Loans hereunder, as a consequence of (a) default by the Companies in payment of the principal amount of or interest on any Fixed Rate Loan, (b) default by the Companies to accept or make a borrowing of a Fixed Rate Loan or a conversion into or continuation of a Fixed Rate Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Companies in making any prepayment of any Fixed Rate Loan after the Companies give a notice in accordance with Section 3.03 of this Agreement and/or (d) the making of any payment or prepayment (whether mandatory or optional) of a Fixed Rate Loan or the making of any conversion of a Fixed Rate Loan to a Prime Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of the Lender setting forth such amounts shall be conclusive absent manifest error. The Companies shall pay the Lender the amount shown as due on any certificate within ten days after receipt thereof.

         SECTION 3.09. TAXES. Except as required by law, all payments made by the Companies under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Lender by (i) the United States of America or any political subdivision or taxing authority thereof or therein, (ii) the jurisdiction under the laws of which the Lender is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (iii) any jurisdiction in which the Lender's lending office with respect to the Loans is located or any political subdivision or taxing authority thereof or therein (such non-excluded taxes being called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder, or under the Note, the amount so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes and free and clear of all liability in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Note. Whenever any Taxes are payable by the Companies, as promptly as possible thereafter, the Companies shall send to the Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Companies fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Companies shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure together with any expenses payable by the Lender in connection therewith.

         SECTION 3.10. PAYMENTS. All payments (including prepayments) to be made by the Companies on account of principal, interest, fees shall be made without set-off or counterclaim and shall be made to the Lender, at the Payment Office of the Lender in Dollars in immediately available funds. The Lender may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans to any Company's accounts at the Payment Office or other office of the Lender. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         SECTION 3.11. DISBURSEMENT OF LOANS. The Lender shall make each Loan to be made by it hereunder available to the Companies at the Payment Office by crediting the account of the Companies with such amount and in like funds; provided, however, that if the proceeds of any Loan or any portion thereof are to be used to prepay outstanding Loans, then the Lender shall apply such proceeds for such purpose to extent necessary and credit the balance, if any, to the Companies' account.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to extend the credit herein provided for, the Companies jointly and severally represent and warrant to the Lender that:

         SECTION 4.01. ORGANIZATION, POWERS. Each Company and each Guarantor (a) is a corporation or limited liability company duly organized, or formed, as applicable, validly existing and in good standing under the laws of the state of its incorporation or formation, (b) has the power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, with respect to the Companies, the power to obtain extensions of credit hereunder and to execute and deliver the Note.

         SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by the Companies of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Companies hereunder, and the execution, delivery and performance by each of ELM's Subsidiaries of the Loan Documents to which such Subsidiary is a party, (a) have been duly authorized by all requisite corporate, limited partnership or limited liability action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to ELM or any Subsidiary of ELM, any rule or regulation of any applicable Governmental Authority, or the Certificate of Incorporation or By-laws of ELM or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Subsidiary of ELM or (ii) any order of any court or other Governmental Authority binding on ELM or any Subsidiary of ELM and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any Lien, of any nature whatsoever upon any of the property or assets of ELM or any Subsidiary of ELM other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which ELM or any of its Subsidiaries is a party constitutes a legal, valid and binding obligation of ELM and each such Subsidiary of ELM, as the case may be, enforceable against ELM and each such Subsidiary of ELM, as the case may be, in accordance with its terms.

         SECTION 4.03. FINANCIAL CONDITION. (a) The Companies have heretofore furnished to the Lender (i) the audited consolidated balance sheet of ELM and its Subsidiaries and the related consolidated statement of income, retained earnings and cash flow of ELM and its Subsidiaries, audited by PricewaterhouseCoopers LLP, independent certified public accountants, for the fiscal year ended September 30, 2000, and (ii) the unaudited consolidated balance sheet of ELM and its Subsidiaries and the related consolidated statements of income, retained earnings and cash flow of

ELM and its Subsidiaries for the nine month period ended September 30, 2001. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the consolidated financial condition and consolidated results of operations of ELM and its Subsidiaries as of the date of such financial statements and for the periods to which they relate, except in the case of interim statements for the absence of notes thereto and for normal year-end audit adjustments, and since September 30, 2001, no Material Adverse Effect has occurred. The Companies shall deliver to the Lender a certificate of the Chief Financial Officer to that effect on the Closing Date. Other than obligations and liabilities arising in the ordinary course of business since September 30, 2001, there are no material obligations or liabilities contingent or otherwise, of ELM or any of its Subsidiaries which are not reflected or disclosed on such audited and unaudited statements or in the footnotes thereto and which are required to be disclosed on such financial statements, other than obligations of ELM and its Subsidiaries incurred in the ordinary course of business (which shall be deemed to exclude acquisitions by ELM or any Subsidiary of ELM of the business or assets (including, without limitation stock) of any Person other than the purchase of inventory in the ordinary course of business).

                  (b) Each Company, jointly, and together with the Guarantors, are Solvent and immediately after giving effect to each Loan and each other extension of credit contemplated by this Agreement and the execution of each Loan Document, will be Solvent.

         SECTION 4.04. TAXES. All assessed deficiencies resulting from Internal Revenue Service examinations of the federal income tax returns of ELM or any of its Subsidiaries have been discharged or reserved against in accordance with Generally Accepted Accounting Principles. ELM and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes required to be paid by it and all assessments received by it, to the extent that such taxes have become due, except taxes which are being contested in good faith and which are reserved against in accordance with Generally Accepted Accounting Principles.

         SECTION 4.05. TITLE TO PROPERTIES. ELM and each of its Subsidiaries has good title to their respective properties and assets reflected on the September 30, 2001 financial statements as owned by it, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business (including inventory), and all such properties and assets are free and clear of all Liens other than Permitted Liens.

         SECTION 4.06. LITIGATION. (a) Except as set forth on Schedule VI annexed hereto, there are no actions, suits or proceedings (whether or not purportedly on behalf of ELM or any of its Subsidiaries) pending or, to the knowledge of any Company, threatened against or affecting ELM or any of its Subsidiaries at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect; and (b) neither ELM nor any of its Subsidiaries is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental Authority applicable to it or its properties which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.07. AGREEMENTS. Neither ELM nor any of its Subsidiaries is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither ELM nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. COMPLIANCE WITH ERISA. Each Plan is in compliance with ERISA; no Plan is insolvent or in reorganization, no Plan or Plans have an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency; neither any Company, any Guarantor nor any ERISA Affiliate has incurred any liability to or on account of a Plan pursuant to
Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which could reasonably be expected to present a risk to any Company, any Guarantor or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of any Company, any Guarantor or any ERISA Affiliates exists or is likely to arise on account of any Plan and each Company and each Guarantor, as applicable, may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

         SECTION 4.09. FEDERAL RESERVE REGULATIONS; USE OF PROCEEDS. (a) Neither ELM nor any of its Subsidiaries is engaged principally in, nor has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

         (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

         (c) The proceeds of each Loan, and each other extension of credit hereunder shall be used solely for the purposes permitted under
Section 3.02.

         SECTION 4.10. APPROVALS. No registration with or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Companies, or with the execution and delivery of each other Loan

Documents to which ELM or its Subsidiaries is a party or, with respect to the Companies, the borrowings and each other extension of credit hereunder.

         SECTION 4.11. SUBSIDIARIES. Attached hereto as Schedule I is a correct and complete list of each of ELM's Subsidiaries as of the Closing Date showing as to each Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest. Eon Technologies, Inc., a Delaware corporation and Eon Labs Manufacturing of the Virgin Islands, Inc., a Delaware corporation are each Inactive Subsidiaries.

         SECTION 4.12. HAZARDOUS MATERIALS. ELM and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws and neither ELM nor any of its Subsidiaries has used Hazardous Materials on or affecting any property now owned or occupied or previously owned or occupied by ELM or its Subsidiaries in any manner which violates in any material respect any applicable Environmental Law. To ELM's knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

         SECTION 4.13. INVESTMENT COMPANY ACT. Neither ELM nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. SECURITY AGREEMENT. Each Security Agreement executed by each Company and each Guarantor shall, pursuant to its terms, constitute a valid and continuing lien on and security interest in the collateral referred to in such Security Agreement in favor of the Lender, which shall be prior to all other Liens, claims and rights of all other Persons in such collateral except for Permitted Liens.

         SECTION 4.15. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

         SECTION 4.16. MATERIAL CONTRACTS. All Material Contracts as of the Closing Date are disclosed on Schedule V hereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against ELM and each of its Subsidiaries, in each case, to the extent they are a party thereto, and, to the Companies' knowledge, all other parties thereto in accordance with its terms, and there exists no default in any material respect under any Material Contract by ELM or any Subsidiary of ELM or, to the Companies' knowledge, by any other party thereto which has not been fully cured or waived.

         SECTION 4.17. PERMITS AND LICENSES. ELM and each of its Subsidiaries each has all material permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses including, without limitation, all permits, licenses, certifications, authorizations and approvals of the Food and Drug Administration, Consumer Product

Safety Commission, Drug Enforcement Agency, Federal Trade Commission, U.S. Department of Agriculture, Occupation, Safety and Health Administration and all other federal and state governmental authorities having jurisdiction over the Company's business or any of the Company Subsidiaries' businesses.

         SECTION 4.18. COMPLIANCE WITH LAW. ELM and each of its Subsidiaries are each in compliance, with all material laws, rules, regulations, orders and decrees which are applicable to ELM or any of its Subsidiaries, or to any of their respective properties including, without limitation, all law, rules, regulations, order and decrees of the Food and Drug Administration, Consumer Product Safety Commission, Drug Enforcement Agency, Federal Trade Commission, U.S. Department of Agriculture, Occupation, Safety and Health Administration and all other federal and state governmental authorities having jurisdiction over the business of ELM or any of ELM's Subsidiaries' businesses.

         SECTION 4.19. DISCLOSURE. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Lender by or on behalf of ELM or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect when taken as a whole and in light of the circumstances in which they were made.

                                    ARTICLE V
                              CONDITIONS OF LENDING

          SECTION 5.01. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The obligation of the Lender to make its initial Loan hereunder is subject to the following conditions precedent:

         (a) NOTE. On or prior to the Closing Date, the Lender shall have received the Revolving Credit Note duly executed by the Companies.

         (b) GUARANTY. On or prior to the Closing Date, the Lender shall have received a Guaranty duly executed by the Guarantor.

         (c) SECURITY AGREEMENT. On or prior to the Closing Date, the Lender shall have received the Security Agreement duly executed by each Company and Guarantor.

         (d) OPINION OF COUNSEL. On or prior to the Closing Date, the Lender shall have received a written opinion of counsel for the Companies and the Guarantor dated the Closing Date and addressed to the Lender, substantially in the form of Exhibit D attached hereto.

         (e) SUPPORTING DOCUMENTS. On or prior to the Closing Date, the Lender shall have received (i) a certificate of good standing for each Company and each Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date, (ii) certified copies of the charter documents of each Company and each Guarantor, (iii) a certificate of an authorized officer of each Company and each Guarantor dated the Closing Date and certifying: (x) that the charter documents of such Person have not been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the board of directors or other governing body or Persons of each Company and by the board of directors or other governing body or Persons of each Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to each Company, the borrowings and other extensions of credit hereunder; and
(z) the incumbency and specimen signature of each officer of each Company and of each officer or other authorized Person of each Guarantor executing each Loan Document to which any Company or Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of each Company and each Guarantor as to the incumbency and signature of such officer of each Company and each Guarantor; and (iv) such other documents as the Lender may reasonably request.

         (f) INSURANCE. On or prior to the Closing Date, the Lender shall have received a certificate or certificates of insurance from an independent insurance broker or brokers confirming the insurance required to be maintained pursuant to Section 6.01 hereof, and evidence that the Lender has been named loss payee with respect to, and to the extent of, each such policy of insurance insuring the Collateral (as that term is defined in the Security Agreement) and additional insured with respect to each policy of such insurance.

         (g) ASSETS FREE FROM LIENS. Prior to the Closing Date, the Lender shall have received UCC-1 financing statement, tax and judgment lien searches evidencing that each Company's and each Guarantor's accounts receivable, inventory, equipment and all other assets of each Company and each Guarantor are free and clear of all Liens except Permitted Liens.

         (h) FEES AND EXPENSES. On or prior to the Closing Date, the Lender shall have received the fees payable on the Closing Date pursuant to Section 3.04(b) and reimbursement of expenses in accordance with Section 9.03(b).

         (i) NO LITIGATION. Except as set forth on Schedule VI, there shall exist no action, suit, investigation, litigation or proceeding affecting any Company or any Guarantor pending or, to the knowledge of the Companies, threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against such Company or such Guarantor and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (j) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the judgment of the Lender that imposes materially adverse conditions upon the transactions contemplated hereby.

         (k) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of any Company or any Guarantor since September 30, 2001.

         (1) MATERIAL CONTRACTS. The Lender shall have received a copy of each Material Contract and shall be satisfied with the form and substance of each thereof.

         (m) DUE DILIGENCE. The Lender shall have completed its due diligence with respect to each Company and each Guarantor including, without limitation, bank checkings, trade checkings, customer checkings and litigation checkings and the Leader shall be satisfied with the results thereof.

         (n) OFFICER'S CERTIFICATE. On the Closing Date, the Lender shall have received a certificate dated the Closing Date, executed by an Executive Officer confirming compliance with the conditions set forth in clauses (a) and
(b) of Section 5.02.

         (o) PROJECTIONS. The Lender shall have received, with respect to ELM and its Subsidiaries on a consolidated basis, the management-prepared consolidated financial projections (including balance sheets, income statements and statements of cash flows) for fiscal year 2002, which statements and projections shall have been prepared in good faith by the management of ELM based on reasonable assumptions, and the Lender shall have been satisfied with the form and substance thereof.

         (p) FIELD AUDIT. Prior to the Closing Date, the Lender shall have received the results of an audit of the personal property of each Company and all related books and records, the results of which shall be satisfactory to the Lender in all respects, all costs of such audit shall be for the account of such Company and shall be paid on or prior to the Closing Date.

         (q) THIRD PARTY WAIVERS. The Lender shall have received on or prior to the Closing Date evidence of the mailing of mortgagee and/or landlord notices, if any, as required pursuant to the Security Agreement.

         (r) REGULATORY COMPLIANCE. The Lender shall have received such evidence of compliance by ELM and its Subsidiaries with respect to the rules and regulations of the FDA and other state or federal governmental authorities having jurisdiction over the business of ELM or any of its Subsidiaries as the Lender may reasonably request.

         (s) MANAGEMENT LETTER. The Lender shall have received the management letter, if any, prepared by PricewaterhouseCoopers, LLP in connection with its audit of ELM's financial statements for the fiscal year ended September 30, 2000, which letter shall be in form and substance satisfactory to the Lender.

         (t) OTHER INFORMATION, DOCUMENTATION. The Lender shall have received such other and further information and documentation as it may reasonably require, including, but not limited to, any information or documentation relating to compliance by ELM and each of its Subsidiaries with the requirements of all Environmental Laws.

         (u) COMPLETION OF PROCEEDINGS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Lender, and its counsel.

         SECTION 5.02. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender to make each Loan hereunder, including, without limitation, the initial Loan, is subject to the conditions precedent set forth in Section 5.01 and the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties by each Company pursuant to this Agreement and by each Company and each Guarantor pursuant to the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

         (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Loan requested.

         (c) PERMITTED ACQUISITIONS. In the event all or a portion of the requested Revolving Credit Loan is to be used to fund an acquisition permitted pursuant to Section 7.12, such acquisition shall constitute a "Permitted Acquisition" and the Lender shall have received a certificate executed by an Executive Officer of ELM to that effect.

Each borrowing hereunder shall constitute a representation and warranty of each Company that the statements contained in clauses (a), (b), and (c) of Section
5.02. are true and correct on and as of the Borrowing Date as though such representation and warranty had been made on and as of such date.

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

         The Companies, jointly and severally, covenant and agree with the Lender that so long as the Commitment remains in effect, or any of the principal of or interest on the Note or any other Obligations hereunder shall be unpaid it will, and will cause each of ELM's Subsidiaries to:

                  SECTION 6.01. EXISTENCE, PROPERTIES, INSURANCE. Except with respect to any Inactive Subsidiary, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company existence, as applicable, rights and franchises and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all of its property, in each case, used or useful in and material to the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times; and at all times maintain insurance covering its assets and its businesses with financially sound and reputable insurance companies or associations in such amounts and against such risks (including, without limitation, credit, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business; provided, however, product liability insurance shall be in an amount not less than $80,000,000 per claim and in the aggregate except with respect to (a) phentermine, which shall be not less than $35,000,000 per claim and in the aggregate, and (b) phenylpropanolamine, which shall be not less than $75,000,000 per claim and in the aggregate, and which may be "Supplemental Extended Reporting Policies" only. Each such policy of insurance of each Company and the Guarantors shall name the Lender as (i) loss payee, with respect to each such property and casualty policy, and credit policy, and (ii) additional insured, with respect to each such liability policy thereof, and shall provide for (A) with respect to each property and casualty policy and credit policy, not less than ten (10) days' prior written notice to the Lender of any modification or cancellation thereof and (B) with respect to each liability policy, that the insurance company shall endeavor to notify the Lender of any such modification or cancellation thereof. The Companies shall provide to the Lender promptly upon receipt thereof evidence of the annual renewal of each such policy and a copy of any notice of termination thereof.

                  SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all indebtedness and obligations, now existing or hereafter arising, as and when due and payable; provided, however, neither ELM nor any Subsidiary of ELM shall be required to pay any such indebtedness or obligations so long as the same shall be contested in good faith by appropriate proceedings and ELM or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to the indebtedness or obligation so contested and
(b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; PROVIDED, HOWEVER, that neither ELM nor any Subsidiary of ELM shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and ELM or such Subsidiary, as the case maybe, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting
Principles with respect to any such tax, assessment, charge, levy or claim so contested; FURTHER, PROVIDED that, subject to the foregoing proviso, ELM and each of its Subsidiaries will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION  6.03.   FINANCIAL STATEMENTS REPORTS, ETC. Furnish to the
Lender:

         (a) as soon as available, but in any event within 120 days after the end of each fiscal year of ELM, a copy of the audited consolidated balance sheet of ELM and its Subsidiaries as of the end of such year and the related audited consolidated statements of income, shareholders' equity and cash flow for such year, setting forth in each case in comparative form the respective figures as of the end of and for the previous fiscal year, and accompanied by a report thereon of PricewaterhouseCoopers, LLP or other independent certified public accountants of recognized standing selected by ELM and satisfactory to the Lender (the "Auditor"), which report shall be unqualified, setting forth in comparative form the respective figures as of the end of and for the previous fiscal year;

         (b) as soon as available, but in any event not later than 45 days after the end of each quarterly period of each fiscal year of ELM, a copy of the unaudited interim consolidated balance sheet of ELM and its Subsidiaries as of the end of each such quarter and the related unaudited interim consolidated statements of income, shareholders equity and cash flow for such quarter and the portion of the fiscal year through such date and setting forth in each case in comparative form the respective figures for the corresponding date and period in the previous fiscal year, in each case prepared by the Chief Financial Officer in accordance with Generally Accepted Accounting Principles, applied on a consistent basis (subject to normal year-end audit adjustments and the absence of footnotes) and certified by the Chief Financial Officer as presenting fairly the financial condition and results of operations of ELM and its Subsidiaries for the date and period to which they relate;

         (c) as soon as available, but in any event not later than (i) 60 days after the end of each January and December of each fiscal year of ELM and (h) 30 days after the end of any other month of each fiscal year of ELM, a copy of the management prepared consolidated and consolidating profit and loss statement, cash flow statement and balance sheet of ELM and its Subsidiaries as of the end of each such month, in each case prepared by the Chief Financial Officer in accordance with Generally Accepted Accounting Principles, applied on a consistent basis (subject to normal year-end audit adjustments and the absence of footnotes) and certified the Chief Financial Officer as presenting fairly the financial condition and results of operations of ELM and its Subsidiaries for the date and period to which they relate;

         (d) a certificate prepared and signed by the Chief Financial Officer with each delivery required by (a), (b) and (c) as to whether or not, as of the close of such preceding period and at all times during such preceding period, ELM and each of its Subsidiaries, as the case may be, was in compliance with all the provisions in this Agreement, showing computation of financial covenants and quantitative negative covenants, and a certificate prepared and signed by the Auditor with each delivery requested by clause (a) as to whether or not, as of the close of the preceding period, the Companies and the Guarantors were in compliance with Section 7.13 and if the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any default in such compliance or notice of such default, it shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute a Default or an Event of Default hereunder;

         (e) at all times indicated in clause (a) above a copy of the management letter, if any, prepared by the Auditor;

         (f) if applicable, promptly after filing thereof, copies of all regular and periodic financial information, proxy materials and other information and reports which any Company or any of its Subsidiaries shall file with the Securities and Exchange Commission;

         (g) promptly after submission to any government or regulatory agency, all documents and information furnished to such government or regulatory agency other than such documents and information prepared in the normal course of business and which could not reasonably be expected to result in any materially adverse action to be taken by such agency;

         (h) on the tenth Business Day of each calendar quarter a schedule of Material Contracts in effect as of the last day of the preceding calendar quarter;

         (i) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of ELM or any of its Subsidiaries as the Lender may reasonably request.

         SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of ELM and each of its Subsidiaries. At any time, and from time to time permit the Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the books and records of such information which the Lender deems is necessary or desirable (including, without limitation, the financial records of ELM and its Subsidiaries) and to visit the properties of ELM or any of its Subsidiaries and to discuss the affairs, finances and accounts of ELM or any of its Subsidiaries with any of their respective executive officers or ELM's independent accountants; at any time and from time to time (and in any event not less than once per fiscal year), upon prior notice to the Companies; permit the Lender or any agent or representative thereof, upon not less than one Business Day's prior notice, to conduct field audits of any Company's and the Guarantors' respective properties, all such costs and expenses and charges in connection thereof to be paid by the Companies; provided, however, so long as no Default or Event of Default shall have occurred and be continuing, the Companies shall not be required to pay for more than one such audit in any fiscal year.

         SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify the Lender in writing of (a) any change in the business or the operations of ELM or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Lender pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. NOTICE OF DEFAULT. Promptly notify the Lender of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

         SECTION 6.07. NOTICE OF LITIGATION. Promptly notify the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against ELM or any Subsidiary of ELM on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify the Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which ELM or any Subsidiary of ELM is a party (including, without limitation, any Material Contract) which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.09. NOTICE OF ERISA EVENT. Promptly deliver to the Lender a certificate of the Chief Financial Officer setting forth details as to such occurrence and such action, if any, which any Company, a Guarantor or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by such Company, such Guarantor, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator, with respect thereto: that a Reportable Event has occurred with respect to a Plan, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that one or more Plans have an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that any Company, any Guarantor or any ERISA Affiliate will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. The Companies will deliver to the Lender a complete copy of the annual report (Form 5500) of each plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lender pursuant to the first sentence hereof, copies of annual reports and any other notices received by any Company required to be delivered to the Lender hereunder shall be delivered to the Lender no later than ten days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by any Company or any Guarantor.

         SECTION 6.10. NOTICE OF ENVIRONMENTAL LAW VIOLATIONS. Promptly notify the Lender of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or pending against ELM or any Subsidiary of ELM relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. NOTICE REGARDING MATERIAL CONTRACTS. Promptly notify the Lender of any termination, material amendment, material supplement or other material modification of any Material Contract.

         SECTION 6.12. NOTICE OF REGULATORY MATTERS. Promptly notify the Lender of the receipt of any notice of, (a) an action, suit and proceeding before any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, pending against ELM or any Subsidiary of ELM relating to any alleged violation of any laws, rules or regulations pertaining to the development, testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising, sale, distribution, or promotion of any of ELM's products or any Subsidiary of ELM's products or those products manufactured by ELM or its Subsidiaries for third parties (b) the withdrawal of any approval of ELM's or its Subsidiaries' products (c) the seeking of an injunction by any such governmental authority with respect to the manufacture, sale or distribution of any product of ELM or any Subsidiary, (d) voluntary recall of any products of ELM or any Subsidiary of ELM which, in each case of the foregoing, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         SECTION 6.13. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all material applicable laws, rules, regulations and orders of any Governmental Authority, including, without limitation, the rules and regulations of the Food and Drug Administration, Drug Enforcement Agency, Consumer Product Safety Commission, Federal Trade Commission, U.S. Department of Agriculture, Occupation, Safety and Health Administration and the other federal and state governmental authorities having jurisdiction over ELM's business or any of ELM's Subsidiaries' business.

         SECTION 6.14. SUBSIDIARIES. Give the Lender prompt written notice of the creation, establishment or acquisition, in any manner, of any Subsidiary of ELM not existing on the Closing Date and cause each such Subsidiary to execute a Guaranty and such Security Documents that the Lender shall require, including, but not limited to, a Security Agreement, concurrently with the creation, establishment or acquisition of such Subsidiary and concurrently with the delivery of each

Security Document and Guaranty pursuant to this Section 6.14 provide to the Lender the supporting documents identified in clauses (i), (ii), and (iii) of
Section 5.01(e) in each case with respect to such Subsidiary; together with a favorable written opinion of counsel to such Subsidiary addressed to the Lender, in the form attached hereto as Exhibit D with respect to such Subsidiary and with respect to the documents required to be executed by such Subsidiary pursuant to this Section 6.14.

         SECTION 6.15. ENVIRONMENTAL LAWS. Comply in all material respects with the requirements of all Environmental Laws, provide to the Lender all documentation in connection with such compliance that the Lender may reasonably request, and defend, indemnify, and hold harmless the Lender and its respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any property at any time owned or occupied by ELM or any Subsidiary of ELM; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         The Companies, jointly and severally, covenant and agree with the Lender that so long as the Commitment remains in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any Subsidiary of ELM, directly or indirectly, to:

         SECTION 7.01. LIENS. Incur, create, assume or suffer to exist any Lien on any of their respective assets now or hereafter owned, other than:

         (a) Liens existing on the date hereof as set forth on Schedule II attached hereto including any renewals or extensions thereof; provided that no such Lien is extended to cover any additional property (other than after acquired property to the extent such extension is identified on
Schedule II) and that the amount of Indebtedness secured thereby is not increased;

         (b) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, however, that adequate reserves with respect thereto are maintained on the books of ELM or its Subsidiaries in accordance with Generally Accepted Accounting Principles;

         (c) Carriers', warehousemens', mechanics', suppliers' or other like Liens arising in the ordinary course of business and not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Lender in any of the collateral subject to the Security Documents;

         (d) Liens incurred or deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety, performance and appeal bonds, and other obligations of similar nature incurred in the ordinary course of business;

         (e) Easements, rights of way, restrictions and other similar charges or encumbrances which in the aggregate do not interfere in any material respect with the occupation, use and enjoyment by ELM or any of its Subsidiaries of the property or assets encumbered thereby in the normal course of their respective business or materially impair the value of the property subject thereto;

         (f) Deposits under workmen's compensation, unemployment insurance and social security laws;

         (g)      Liens granted to the Lender;

         (h) Purchase money liens for fixed assets (i.e., machinery, equipment, furniture, fixtures, and leasehold improvements) including obligations with respect to Capital Leases; provided in each case (i) no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect to such lien, (ii) such purchase money lien does not exceed 100% of the purchase price of, and encumbers only, the property acquired, and (iii) such purchase money Lien does not secure any Indebtedness other than in respect of the purchase price of the asset acquired or any refinancing of such Indebtedness permitted pursuant to
Section 7.02(f);

         (i) Liens with respect to Eon Pharma LLC's real property and improvements located in Wilson, North Carolina securing the indebtedness described in Section 7.02(e) below;

         (j) Liens granted to secure Indebtedness incurred in connection with a Permitted Acquisition as permitted pursuant to Section 7.02(i) below provided such Liens attach solely to real property and/or personal property (other than accounts receivable and inventory) acquired by any Company or any Guarantor pursuant to such Permitted Acquisition.

         SECTION 7.02. INDEBTEDNESS. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

         (a)      Indebtedness incurred prior to the date hereof as described in
Schedule III attached hereto, including any renewals or extensions thereof; provided such renewal or extension does not result in an increase in the aggregate principal amount of such Indebtedness;

         (b)      Indebtedness to the Lender;

         (c) Indebtedness for trade payables incurred in the ordinary course of business and payable in accordance with customary trade practices;

         (d)      Indebtedness consisting of guarantees permitted pursuant to
Section 7.03;

         (e) Indebtedness to a bank or other financial institution secured solely by liens permitted pursuant to Section 7.01(i) above provided such indebtedness shall (i) not exceed $20,000,000, (ii) be term indebtedness, and
(iii) shall require mortgage amortization over a period of not less than five
(5) years;

         (f) Indebtedness secured by purchase money liens (including any refinancing thereof provided the principal amount of such Indebtedness does not exceed the principal amount of such Indebtedness immediately prior to such refinancing) as permitted under Section 7.01(h); provided such Indebtedness incurred in any fiscal year of ELM shall not exceed $1,000,000, and, further, provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

         (g) Indebtedness arising under Capital Leases; provided that the aggregate amount of such Indebtedness incurred in any fiscal year of ELM shall not exceed $500,000;

         (h) Indebtedness owing by any Company to any other Company or from any Company to any Guarantor or from any Guarantor to any Guarantor or from the Guarantor to any Company; provided the aggregate of such indebtedness of the Guarantors to the Companies shall not exceed $5,000,000; and

         (i) Indebtedness to any seller of assets, stock or other equity interests in connection with a "Permitted Acquisition", provided (i) Indebtedness evidences all or a portion of the purchase price for such assets, stock or equity interests and (ii) the aggregate amount of all such Indebtedness during the term of this Agreement shall not exceed $5,000,000.

         SECTION 7.03. GUARANTIES. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

         (a)      guaranties executed prior to the date hereof as described on
Schedule IV attached hereto but not including any renewals or extension thereof;

         (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

         (c) guaranties of any Indebtedness under this Agreement or any other Loan Document;

         (d) guaranties by any Company of any Indebtedness permitted pursuant to Section 7.02 hereof of any Subsidiary of ELM or guaranties by any Subsidiary of ELM of such Indebtedness of any Company or any other Subsidiary of ELM.

         SECTION 7.04. SALE OF ASSETS. Sell, assign, lease, transfer or otherwise dispose of any of their now owned or hereafter acquired respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business and (b) so long as no Event of Default shall have occurred and is continuing or would occur as a result thereof, the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses.

         SECTION 7.05. SALES OF RECEIVABLES. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to ELM or any of its Subsidiaries, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. LOANS AND INVESTMENTS. Make or commit to make any advance, loan, extension of credit, or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or a substantial part of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) the ownership of stock of any Subsidiaries existing as of the Closing Date, (b) Eligible Investments, (c) Permitted Acquisitions, (d) investments, loans or advances by any Guarantor in any Company or in any other Guarantor (e) investments, loans or advances by any Company in any other Company or by any Company in any Guarantor provided the aggregate amount of all such investments, loans and advances by the Companies outstanding in any Guarantor shall not exceed $5,000,000 at any time, (f) promissory notes issued by employees of any Company or any Guarantor in connection with the exercise of options to acquire stock of any Company or any Guarantor, (g) promissory notes accepted by the Company or any Guarantor in settlement of disputed accounts with third parties,
(h) loans to Hexal Pharmaceuticals, Inc. by ELM prior to the date hereof in the principal amount of $10,000,000, (i) loans and advances constituting Permitted Hexal Fundings and (j) loans to Eon Labs Manufacturing of the Virgin Islands, Inc. in an aggregate amount not to exceed $100,000 in any fiscal year, the proceeds of which shall be used for maintaining the real property owned by such entity and expenses incidental to the disposition thereof

         SECTION 7.07. NATURE OF BUSINESS. Change or alter, in any material respect, the nature of its business from the nature of the business engaged in by it on the date hereof.

         SECTION 7.08. SALE AND LEASEBACK. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, of it or any of its Subsidiaries, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         SECTION 7.09. FEDERAL RESERVE REGULATIONS. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. ACCOUNTING POLICIES AND PROCEDURES. Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year (other than a change of the fiscal year end to December 31), provided, however, that any policy or procedure required to be changed by the Financial Accounting Standards Board (or other board or committee thereof) in order to comply with Generally Accepted Accounting Principles may be so changed.

         SECTION 7.11. HAZARDOUS MATERIALS. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission (provided it has a duty to act) on the part of ELM or any of its Subsidiaries, a release of Hazardous Materials onto such Property or asset or onto any other property in violation of any such laws or regulations.

         SECTION 7.12. LIMITATIONS ON FUNDAMENTAL CHANGES. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, acquire all of the stock or all or substantially all of the assets or the business of any Person (other than pursuant to a Permitted Acquisition) or, except with respect to any Inactive Subsidiary, liquidate, wind up or dissolve or suffer any liquidation or dissolution provided, however, (a) any Guarantor may merge or consolidate with and into any other Guarantor or any Company provided such Company is the surviving corporation, and (b) a Company may merge with the other Company, (c) any Inactive Subsidiary may merge with and into any Company or any Guarantor provided such Company or Guarantor is the surviving corporation and (d) Eon Labs Manufacturing of the Virgin Islands, Inc. may merge into any affiliate of the Company.

         SECTION  7.13.  FINANCIAL CONDITION COVENANTS.

         (a) LEVERAGE RATIO. Permit the ratio of Consolidated Funded Debt to Consolidated EBITDA at the end of any fiscal quarter to be greater than the ratio set forth opposite the applicable period:


PERIOD                                                    MAXIMUM RATIO
------                                                    --------------
Closing Date through December 30, 2002                    1.50:1.00
December 31, 2002 and thereafter                          1.25:1.00


         (b) CONSOLIDATED DEBT SERVICE COVERAGE RATIO. Permit the Consolidated Debt Service Coverage Ratio at the end of any fiscal quarter to be less than the ratio set forth opposite the applicable period:

PERIOD                                                  MINIMUM RATIO
------                                                  --------------
Closing Date through March 30, 2002                     1.00:1.00
March 31, 2002 through December 30, 2002                1.05:1.00

                                       36


December 31, 2002 through December 30, 2003             1.75:1.00
December 31, 2003 and thereafter                        2.00:1.00

         (c)      ASSET COVERAGE RATIO. Permit the ratio of (i) the sum of
(A) the net value of all trade accounts receivable, plus (B) the net value of all inventory, each with respect to ELM and its Subsidiaries on a consolidated basis determined consistent with the determination thereof on the financial statements of ELM delivered pursuant to Sections 6.03(a) and 6.03(b), to (ii) the outstanding principal amount of the Revolving Credit Loans, to be less than 2.15:1.00, at any time.

         SECTION 7.14. DIVIDENDS. Declare any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of ELM or any of its Subsidiaries or any warrant to purchase any class of stock of ELM or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of ELM or any of its Subsidiaries or in any combination thereof, or permit any Subsidiary to make any payment on account of, or purchase or otherwise acquire, any shares of any class of the stock of ELM or any other Subsidiary of ELM not wholly owned directly or indirectly by ELM or any warrant to purchase any class of stock of ELM or any other Subsidiary of ELM from any Person. Notwithstanding the foregoing, (a) ELM may declare dividends constituting Permitted Hexal Fundings, (b) any wholly-owned Subsidiary of ELM may declare and pay dividends to its shareholders, and (c) provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect thereto, ELM may repurchase stock from its employees, consultants and directors from time to time; provided, however, the aggregate purchase price of all stock repurchased from employees, consultants and directors during the term of this Agreement shall not exceed $7,500,000.

         SECTION 7.15. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of, and pursuant to the reasonable requirements of, ELM's or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to ELM or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate; provided that, so long as no Default or Event of Default shall have occurred and be continuing, ELM and any of its Subsidiaries may pay royalties and customary research and development costs and expenses to Hexal AG and Hexal Pharmaceuticals, Inc. and any other Affiliate of ELM, as applicable.

         SECTION 7.16. IMPAIRMENT OF SECURITY INTEREST. Take or omit to take any action which could reasonably be expected to have the result of impairing the security interest in any property subject to a security interest in favor of the Lender or grant to any person any interest whatsoever in any property which is subject to a security interest in favor of the Lender.

         SECTION 7.17. INACTIVE SUBSIDIARIES. Permit Eon Technologies, Inc. or Eon Labs Manufacturing of the Virgin Islands, Inc. to cease to be an Inactive Subsidiary except as a result of or dissolution thereof as permitted hereby.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an "Event of Default"):

         (a) failure to pay (i) the principal of any Loan, or any fee or other amount (other than interest on any Loan) due under this Agreement, as and when due and payable or (ii) within two days after the same becomes due and payable any interest on any Loan;

         (b) default shall be made in the due observance or performance of (i) any covenant or agreement set forth in Article VI hereof provided if such default is capable of cure, such default shall have continued unremedied for a period of 15 days or (ii) any other covenant, condition or agreement of any Company or any of Subsidiaries to be performed pursuant to this Agreement or any other Loan Document (other than those specified in clause (a) of this Section 8.01);

         (c) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

         (d) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

         (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of ELM or any of its Subsidiaries in excess of $500,000 individually or in the aggregate (other than the Note) if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee, on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due;

         (f) ELM or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for ELM or any of its Subsidiaries or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take corporate action for the purpose of effecting any of the foregoing; or
(vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due;

         (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of ELM or any of its Subsidiaries or of a substantial part of their respective property, under Title 11 of the United States

Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for ELM or any of its Subsidiaries or for a substantial part of their property, or (iii) the winding-up or liquidation of ELM or any of its Subsidiaries and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

         (h) one or more orders, judgments or decrees for the payment of money in excess of $500,000 in the aggregate shall be rendered against ELM or any of its Subsidiaries and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty
(30) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

         (i) any Plan shall fail to maintain the minimum funding standard required for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by ELM, any of its subsidiaries, or any ERISA Affiliate or the subject of termination proceedings under ERISA any Plan shall have an Unfunded Current Liability, a Reportable Event shall have occurred with respect to a Plan or ELM, any of its Subsidiaries or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062, 4063, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of ELM or any of its Subsidiaries or the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code;

         (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or ELM or any of its Subsidiaries shall so assert in writing;

         (k)      a Change of Control shall have occurred;

         (l)      any Material Adverse Effect shall have occurred;

         (m) any of the Liens purported to be granted pursuant to any Security Document shall fail or cease for any reason to be legal, valid and enforceable liens on the collateral purported to be covered thereby or shall fail or cease to have the priority purported to BE created thereby;

         (n) one or more orders, judgments or decrees for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against ELM or any of its Subsidiaries; or

         (o) the Food and Drug Administration, Drug Enforcement Agency, Consumer Product Safety Commission, Federal Trade Commission, U.S. Department of Agriculture, Occupation, Safety and Health Administration, or any other state or governmental agency having jurisdiction over the business of ELM or any of the Subsidiaries' businesses shall take any action (including without limitation, any recall of product, or any seizure of assets) and such action could reasonably be expected to have a Material Adverse Effect;

then, at any time thereafter during the continuance of any such event, the Lender may, in its sole discretion, by written or telephonic notice to the Companies, take either or both of the following actions, at the same or different times, (a) terminate the Commitment and (b) declare (i) the Note, both as to principal and interest, and (ii) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; PROVIDED, HOWEVER, that if an event specified in Section 8.01(f) or (g) shall have occurred, the Commitment shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i) and (ii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Note to the contrary notwithstanding.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

         (a)      if to the Lender, at

                  JPMorgan Chase Bank
                  241-02 Northern Boulevard
                  Douglaston, New York 11362

                  Attention:    Relationship Manager for Eon Labs
                                Manufacturing, Inc.
                  Telecopy:     (718) 229-8326

         (b)      if to the Companies, at

                  Eon Labs Manufacturing, Inc.
                  227-15 N. Conduit Avenue
                  Laurelton, New York 11413
                  Attention:    Mr. William F. Holt, Chief Financial Officer
                  Telecopy:     (718) 276-1735

                  With a copy to

                  Kelley, Drye & Warren LLP
                  101 Park Avenue
                  New York, New York 10178
                  Attention:    Jane E. Jablons, Esq.
                  Telecopy:     (212) 808-7897

                                    - and -

         (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 9.01.

         SECTION 9.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Lender. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lender of the Loans as herein contemplated and the execution and delivery to the Lender of the Note evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitment is in effect. The obligations of the Companies pursuant to Section 3.07, Section 3.08, Section 3.10 and
Section 9.03 shall survive termination of this Agreement and payment of the Obligations.

         SECTION  9.03. EXPENSES. The Companies agree, jointly and severally,
(a) to indemnify, defend and hold harmless the Lender and its officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable, legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person,
(b) to pay or reimburse the Lender for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Note any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Lender, and (c) to pay or reimburse the Lender for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Note, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Lender, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

         SECTION  9.04. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Companies, the Lender, all future holders of the Note and their respective successors and assigns, except that no Company may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         (b) The Lender reserves the right to sell participations in or to sell and assign its rights, duties or obligations with respect to the Loans or the Commitment to such banks, lending institutions or other financial institutions as it may choose and without the consent of the Companies; provided so long as no Default or Event of Default shall have occurred and be continuing, each assignment of the Loan and Commitment shall be in the minimum amount of $5,000,000 per assignee. The Lender may furnish any information concerning ELM or any of its Subsidiaries in its possession from time to time to any assignee or participant (or proposed assignee or participant). The Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and its Note to a Federal Reserve Bank, provided that no such assignment shall release the transferor Lender from its Commitment or its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party to this Agreement.

         SECTION 9.05. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

         SECTION 9.06. APPLICABLE LAW. THIS AGREEMENT AND THE NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         SECTION 9.07. SUBMISSION TO JURISDICTION; JURY WAIVER. EACH COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK OR COUNTY OF QUEENS IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT
BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH COMPANY AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY

HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT.

         SECTION 9.08. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 9.09. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Lender and, to the extent permitted by applicable law, each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any Affiliate of the Lender to or for the credit or the account of any Company against any and all of the Obligations of the Companies, irrespective of whether or not the Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Lender and each Affiliate of the Lender under this Section
9.09 are in addition to other rights and remedies (including, without limitation, other rights of set off) which they may have.

         SECTION 9.10. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 9.11. MODIFICATION OF AGREEMENT. No modification, amendment or waiver of any provision of this Agreement or any Loan Document, nor consent to any departure by any Company or Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Company or Guarantor in any case shall entitle any Company or Guarantor, as the case may be, to any other or further notice or demand in the same similar or other circumstances.

         SECTION 9.12. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, each of the Companies, the Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against any Company or the Lender.

         SECTION 9.13. CONFIDENTIALITY. The Lender agrees that it will not disclose without the prior consent of the Companies (other than to affiliates of the Lender and its directors, employees, auditors, counsel or other professional advisors and their respective counsel who are advised of the need, and have agreed, to maintain the confidentiality thereof) (collectively, "Representatives") any Confidential Information (as defined below) with respect to ELM or any of its Subsidiaries which is furnished by or on behalf of any Company; provided that the Lender may disclose any such information (a) as may be required or appropriate (i) in any report, statement or testimony submitted to any municipal, state of federal or other governmental regulatory body having or claiming to have jurisdiction over the Lender or to the Federal Reserve Board or the Federal

Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (ii) in connection with any request or requirement of any such regulatory body; (b) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation; (c) to comply with any law, order, regulation or ruling applicable to the Lender; and (d) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by the Lender; PROVIDED that such prospective transferee agrees to be bound by this Section 9.13 to the same extent as the Lender. As used herein "Confidential Information" shall mean information with respect to ELM or any of its Subsidiaries which is not generally available to the public other than such information which after the date hereof becomes generally available to the public through no fault or action by the Lender or its Representatives or becomes available to the Lender on a nonconfidential basis from a source other than any Company which to the Lender's knowledge is not prohibited from disclosing such information by any contractual, legal or fiduciary obligation owed to any Company.

         SECTION  9.14. JOINT AND SEVERAL OBLIGATIONS.

         (A) BENEFITS. THE COMPANIES ACKNOWLEDGE AND AGREE THAT THE LOANS WILL DIRECTLY OR INDIRECTLY BENEFIT EACH COMPANY HEREUNDER SEVERALLY, AND ALL OF THEM JOINTLY, REGARDLESS OF THE FACT NO COMPANY RECEIVES ALL OR PART OF THE PROCEEDS OF ANY OF THE LOANS.

         (B) ACCEPTANCE OF JOINT AND SEVERAL LIABILITY. EACH OF THE COMPANIES IS ACCEPTING JOINT AND SEVERAL LIABILITY HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS IN CONSIDERATION OF THE FINANCIAL ACCOMMODATIONS TO BE PROVIDED BY THE LENDER UNDER THIS AGREEMENT, FOR THE MUTUAL BENEFIT, DIRECTLY AND INDIRECTLY, OF EACH OF THE COMPANIES AND IN CONSIDERATION OF THE UNDERTAKINGS OF EACH OTHER COMPANY TO ACCEPT JOINT AND SEVERAL LIABILITY FOR THE OBLIGATIONS.

         (C) PAYMENT AND PERFORMANCE. EACH OF THE COMPANIES, JOINTLY AND SEVERALLY, HEREBY IRREVOCABLY AND UNCONDITIONALLY ACCEPTS, NOT MERELY AS A SURETY BUT ALSO AS A CO-DEBTOR, JOINT AND SEVERAL LIABILITY WITH THE OTHER COMPANY, WITH RESPECT TO THE PAYMENT AND PERFORMANCE OF ALL OF THE OBLIGATIONS, IT BEING THE INTENTION OF THE PARTIES HERETO THAT ALL THE OBLIGATIONS SHALL BE THE JOINT AND SEVERAL OBLIGATIONS OF EACH OF THE COMPANIES WITHOUT PREFERENCE OR DISTINCTION AMONG THEM.

         (D) FAILURE TO PERFORM. IF AND TO THE EXTENT THAT ANY COMPANY SHALL FAIL TO MAKE ANY PAYMENT WITH RESPECT TO ANY OF THE OBLIGATIONS AS AND WHEN DUE OR TO PERFORM ANY OF THE OBLIGATIONS IN ACCORDANCE WITH THE TERMS THEREOF, THEN IN EACH SUCH EVENT THE

OTHER COMPANY WILL MAKE SUCH PAYMENT WITH RESPECT TO, OR PERFORM, SUCH
OBLIGATION.

         (E) WAIVER OF NOTICE; ASSENT TO ACTIONS; ETC. THE OBLIGATIONS OF EACH OF THE COMPANIES UNDER THE PROVISIONS OF THIS SECTION 9.13 CONSTITUTE FULL RECOURSE OBLIGATIONS OF EACH OF THE COMPANIES ENFORCEABLE AGAINST EACH SUCH COMPANY, IRRESPECTIVE OF THE VALIDITY, REGULARITY OR ENFORCEABILITY OF THIS AGREEMENT AS AGAINST ANY PARTICULAR COMPANY. EACH AND EVERY REPRESENTATION, WARRANTY, COVENANT AND AGREEMENT MADE BY THE COMPANIES, OR ANY OF THEM, HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, WHETHER OR NOT SO EXPRESSED, AND SUCH OBLIGATIONS OF ANY COMPANY SHALL NOT BE SUBJECT TO ANY COUNTERCLAIM, SETOFF, RECOUPMENT OR DEFENSE BASED UPON ANY CLAIM ANY COMPANY MAY HAVE AGAINST ANY OTHER COMPANY OR THE LENDER (OTHER THAN THE INDEFEASIBLE PAYMENT OF THE OBLIGATIONS IN FULL), AND SHALL REMAIN IN FULL FORCE AND EFFECT WITHOUT REGARD TO, AND SHALL NOT BE RELEASED, DISCHARGED OR IN ANY WAY AFFECTED BY, ANY CIRCUMSTANCES OR CONDITION AFFECTING ANY OTHER COMPANY, INCLUDING WITHOUT LIMITATION (A) ANY WAIVER, CONSENT, EXTENSION, RENEWAL, INDULGENCE OR OTHER ACTION OR INACTION UNDER OR IN RESPECT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY AGREEMENT OR OTHER DOCUMENT RELATED THERETO WITH RESPECT TO ANY OTHER COMPANY, OR ANY EXERCISE OR NONEXERCISE OF ANY RIGHT, REMEDY, POWER OR PRIVILEGE UNDER OR IN RESPECT OF ANY SUCH AGREEMENT OR INSTRUMENT WITH RESPECT TO ANY OTHER COMPANY, OR THE FAILURE TO GIVE NOTICE OF ANY OF THE FOREGOING TO ANY OTHER COMPANY, (B) ANY INVALIDITY OR UNENFORCEABILITY, IN WHOLE OR IN PART, OF ANY SUCH AGREEMENT OR INSTRUMENT WITH RESPECT TO ANY OTHER COMPANY; (C) ANY FAILURE ON THE PART OF ANY OTHER COMPANY FOR ANY REASON TO PERFORM OR COMPLY WITH ANY TERM OF ANY SUCH AGREEMENT OR INSTRUMENT; (D) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, ARRANGEMENT, READJUSTMENT, COMPOSITION, LIQUIDATION OR SIMILAR PROCEEDING WITH RESPECT TO ANY OTHER COMPANY OR ITS PROPERTIES OR CREDITORS; OR (E) ANY OTHER OCCURRENCE WHATSOEVER, WHETHER SIMILAR OR DISSIMILAR TO THE FOREGOING, WITH RESPECT TO ANY OTHER COMPANY. EACH COMPANY HEREBY WAIVES ANY REQUIREMENT OF DILIGENCE OR PROMPTNESS ON THE PART OF THE LENDER IN THE ENFORCEMENT OF THEIR RIGHTS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT WITH RESPECT TO THE OBLIGATIONS OF ITSELF OR OF ANY
OTHER COMPANY. WITHOUT LIMITING THE FOREGOING ANY FAILURE TO MAKE ANY DEMAND UPON, TO PURSUE OR EXHAUST ANY RIGHTS OR REMEDIES AGAINST A COMPANY, OR ANY DELAY WITH RESPECT THERETO, SHALL NOT AFFECT THE OBLIGATIONS OF ANY OTHER COMPANY HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

         SECTION 9.15. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the Companies and the Lender have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                        EON LABS MANUFACTURING, INC.

                                        By:     /s/ William F. Holt
                                           -------------------------------------
                                              William F. Holt
                                              Vice President - Finance

                                        EON PHARMA, LLC

                                        By:     /s/ William F. Holt
                                           -------------------------------------
                                              William F. Holt
                                              Vice President

                                        JPMORGAN CHASE BANK

                                        By:
                                           -------------------------------------
                                              Sanford Wald
                                              Vice President

         IN WITNESS WHEREOF, the Companies and the Lender have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                        EON LABS MANUFACTURING, INC.

                                        By:
                                           -------------------------------------
                                              William F. Holt
                                              Vice President - Finance

                                        EON PHARMA, LLC

                                        By:
                                           -------------------------------------
                                              William F. Holt
                                              Vice President

                                        JPMORGAN CHASE BANK

                                        By:      /s/ Sanford Wald
                                           -------------------------------------
                                              Stanford Wald
                                              Vice President

                             SCHEDULES*

SCHEDULE I          -               Subsidiaries
SCHEDULE II         -               Existing Liens
SCHEDULE III        -               Existing Indebtedness
SCHEDULE IV         -               Existing Guarantees
SCHEDULE V          -               Material Contracts
SCHEDULE VI         -               Litigation

* Matters or items listed in the Schedules are disclosed for disclosure purposes only.

                                                                      SCHEDULE I


                                  SUBSIDIARIES

NAME OF ENTITY                     STATE OF                          OWNERS OF SHARES OR INTERESTS
--------------                     INCORPORATION                     NAMES AND PERCENTAGES
                                   OR FORMATION                      OF SHARES OWNED
                                   -------------                     ------------------------------
Forte Pharma, Inc.                 Delaware                          Eon Labs Manufacturing, Inc. (100
                                                                     shares of Common Stock, par value
                                                                     of $0.01 per share)

Eon Pharma, LLC                    Delaware                          Eon Labs Manufacturing, Inc. (100
                                                                     Membership Units)

Eon Technologies, Inc.             Delaware                          Eon Labs Manufacturing, Inc. (100
                                                                     shares of Common Stock)

Eon Labs Manufacturing             Delaware                          Eon Labs Manufacturing, Inc. (100
 of the Virgin Islands, Inc.                                         shares of Common Stock, par value
                                                                     of $0.01 per share)

                                                          SCHEDULE  II

                                 EXISTING LIENS

                                      None.

                                                          SCHEDULE III

                              EXISTING INDEBTEDNESS

1. All obligations and liabilities guaranteed by Eon Labs Manufacturing, Inc. listed on Schedule IV hereof.

2. As of December 31, 2001, Eon Labs Manufacturing, Inc. has an intercompany balance with Eon Distribution, Inc. and owes $445,000 to Eon Distribution, Inc.

3. As of December 31, 2001, Eon Labs Manufacturing, Inc. has an intercompany balance with Hexal AG and owes $728,100.30 to Hexal AG.

4. As of December 31, 2001, Eon Pharma, LLC has an intercompany balance with Hexal AG and owes $61,154.25 to Hexal AG.

5. From time to time, Eon Labs Manufacturing, Inc. must pay a royalty fee to Hexal AG as a result of sales of cyclosporin. The royalty fee is equal to 20% of sales of cyclosporin, and ranges between $200,000 - $500,000 per month.

6. Eon Labs Manufacturing, Inc. will owe income taxes on a recurring basis. As of December 31, 2001, Eon Labs Manufacturing, Inc. owed approximately $10,000,000 in income taxes. A $10,000,000 income tax payment was subsequently made in January 2002.

7. Eon Labs Manufacturing, Inc. has deferred income of approximately $700,000. Pursuant to an Exclusive Distribution and Supply Agreement, dated as of December 13, 2000, with Upsher-Smith Laboratories, Eon Labs Manufacturing, Inc. gave Upsher-Smith Laboratories exclusive rights to distribute amiodarone, a product of Eon Labs Manufacturing, Inc. The proceeds from the Exclusive Distribution and Supply Agreement must be amortized over the life of the Agreement. Each month, Eon Labs Manufacturing, Inc. receives a portion of the proceeds.

                                                           SCHEDULE IV

                               EXISTING GUARANTEES

1.      Buyer Guaranty Agreement, dated as of December 8, 2000, by Eon
Labs Manufacturing, Inc. in favor of Novopharm Investments, L.L.C. in connection with the Contract to Purchase and Sell Property, dated December 8, 2000, between Eon Pharma, LLC and Novopharm Investments, L.L.C. Eon Labs Manufacturing, Inc. is guaranteeing to Novopharm Investments, L.L.C. the due and punctual payment, observance and performance, when and as due, of all of the agreements, covenants, obligations and liabilities of Eon Pharma, LLC under the Contract to Purchase and Sell Property.

2.      Guaranty, dated December 5, 2000, by Eon Labs Manufacturing, Inc.
in favor of the holders of the Promissory Note, dated December 5, 2000, made by Hexal Pharmaceuticals, Inc. in favor of Whitney & Co., as Sellers' Agent, in the original principal amount of $50,000,000.

3. Many of the Material Contracts listed on Schedule V contain provisions which provide for indemnification by Eon Labs Manufacturing, Inc. These include items numbered 1, 6-13, 15, 19, 24-28, 31-32 and 35-38 on Schedule V.

4. Settlement and Defense Agreement, dated as of January 11, 2001, by and between Eon Labs Manufacturing, Inc. and Ion Laboratories, Inc. Eon Labs Manufacturing, Inc. manufactured phentermine purchased by Ion in 1996 and 1997 and Ion thereafter distributed and resold that phentermine under its own label and trade name. Ion has asserted that Eon Labs Manufacturing, Inc. is obligated under Texas law and by operation of law as applicable in other states to defend and indemnify Ion in the fen-phen litigation. Eon Labs Manufacturing, Inc. is agreeing to defend Ion in cases in which the phentermine involved in the claims against Ion has been identified as Eon's phentermine or in which the manufacturer or distributor of the phentermine involved in such claims is unknown. Eon Labs Manufacturing, Inc. has also agreed to pay 100% of the total costs of conducting Ion's defense in any case in which all phentermine involved in the claims against Ion has been identified as Eon's phentermine, and will pay 80.2% of the total costs of conducting Ion's defense in all cases involving unknown product. The Settlement and Defense Agreement is listed on Schedule V and a copy of such Agreement has been provided to Lender.

5. Settlement, Defense and Indemnification Agreement, dated as of December 21, 2000, by and between Eon Labs Manufacturing, Inc. and Rugby Laboratories, Inc. Eon Labs Manufacturing, Inc. manufactured and labeled phentermine for sale by Rugby and Rugby distributed and resold that phentermine. Eon Labs Manufacturing, Inc. agreed to defend, indemnify and hold Rugby harmless against claims, losses, damages and liabilities arising in certain circumstances. Eon Labs Manufacturing, Inc. is agreeing to defend Rugby in cases in which the phentermine involved in the claims against Rugby has been identified as Eon's phentermine, if Rugby tenders such cases to Eon. Eon Labs Manufacturing, Inc. has also agreed to pay 100% of the total costs of conducting Rugby's defense in any case in which all phentermine involved in the claims against Rugby has been identified as Eon's phentermine, and will pay 40% of the total costs of conducting Rugby's defense in all cases involving unknown product. The Settlement, Defense and Indemnification Agreement is listed on Schedule V and a copy of such Agreement has been provided to Lender.

6. Settlement, Defense and Indemnification Agreement, dated as of November 30, 2000, by and between Eon Labs Manufacturing, Inc. and Shire Richwood Inc. Eon Labs Manufacturing, Inc. manufactured phentermine for sale by Shire Richwood and Shire Richwood distributed and resold that phentermine. Eon Labs Manufacturing, Inc. agreed to defend, indemnify and hold Shire Richwood harmless against claims, losses, damages and liabilities arising in certain circumstances. Eon Labs Manufacturing, Inc. is agreeing to pay 100% of judgments and settlements as to claims against Shire Richwood that are based solely on Eon's product or Richwood's status as a distributor of Eon's product. Eon Labs Manufacturing, Inc. is agreeing to bear all costs of defense and defend Shire Richwood in cases in which the phentermine involved in the claims against Shire Richwood has been identified as Eon's phentermine or in which the manufacturer of the phentermine is unknown. The Settlement, Defense and Indemnification Agreement is listed on Schedule V and a copy of such Agreement has been provided to Lender.

7. Settlement, Defense and Indemnification Agreement, dated as of December 21, 2000, by and among Eon Labs Manufacturing, Inc., Zenith Goldline Pharmaceuticals, Inc and Goldline Laboratories, Inc. Eon Labs Manufacturing, Inc. manufactured and labeled phentermine for sale by Zenith and Zenith distributed and resold that phentermine. Eon Labs Manufacturing, Inc. agreed to defend, indemnify and hold Zenith harmless against claims, losses, damages and liabilities arising in certain circumstances. Eon Labs Manufacturing, Inc. is agreeing to defend Zenith in cases in which the phentermine involved in the claims against Zenith has been identified as Eon's phentermine, if Zenith tenders such cases to Eon. Eon Labs Manufacturing, Inc. has also agreed to pay 100% of the total costs of conducting Zenith's defense in any case in which all phentermine involved in the claims against Zenith has been identified as Eon's phentermine and 100% of judgments and settlements, and will pay 50% of the total costs of conducting Zenith's defense in all cases involving unknown product, subject to a cap of $100,000 for Eon's share per calendar month, or 40% of such costs without regard to a cap, whichever is greater. The Settlement, Defense and Indemnification Agreement is listed on Schedule V and a copy of such Agreement has been provided to Lender.

                                                                     SCHEDULE V

                               MATERIAL CONTRACTS(1)

1. Warrant Agreement, dated as of December 5, 2000, among Eon Labs Manufacturing, Inc., the warrantholders from time to time party thereto and Hexal Pharmaceuticals, Inc.

2. Assignment and Transfer of Products and Technology, dated as of September 25, 1995, from and by Hexal Pharmaceuticals, Inc. to and with Eon Labs Manufacturing, Inc., as amended by Amendment No. 1 to Assignment and Transfer of Products and Technology, dated as of December 5, 2000, from and by Hexal Pharmaceuticals, Inc. to and with Eon Labs Manufacturing, Inc.

3.      Eon Labs Manufacturing, Inc. 2001 Stock Option Plan.

4.      Promissory Note, dated December 5, 2000, issued by Hexal
Pharmaceuticals, Inc. to Eon Labs Manufacturing, Inc. in the principal amount of $4,892,000.

5. Eon Labs, Inc. Savings Investment Plan and Trust, as amended. While Eon Labs, Inc. is the plan sponsor, Eon Labs Manufacturing, Inc. makes matching contributions to the plan.

6. Contract to Purchase and Sell Property, dated as of December 8, 2000, between Novopharm Investments, L.L.C. and Eon Pharma, LLC.

7. Assignment of Service Agreements, dated as of December 8, 2000, by and between Novopharm Investments, LLC and Eon Pharma, LLC.

8. Generic Wholesale Service Agreement, dated as of April 1, 1998, between Cardinal Health and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is appointing Cardinal Health as an authorized distributor of all generic pharmaceutical products manufactured and/or marketed by Eon Labs Manufacturing, Inc. (with certain exceptions) and is agreeing to sell the products to Cardinal Health.

9. Preferred Vendor Application, dated July 2, 2001, between Eon Labs Manufacturing, Inc. and CFI of New Jersey/Central Fill Inc. Eon Labs Manufacturing, Inc. is agreeing to sell certain pharmaceuticals to CFI of New Jersey/Central Fill Inc.

10. Generic Pharmaceutical Supply Agreement, dated September 7, 2001, between Eon Labs

--------------
(1) The description of each Material Contract is provided for purposes of convenience only, and the description is qualified by, and reference is made to the actual contracts, all of which have been supplied to the Lender and/or its counsel.

Manufacturing Inc. and H.E. Butt Grocery Company. Under this Agreement, Eon Labs Manufacturing, Inc. is manufacturing products for purchase by H.E. Butt Grocery Company. Under this Agreement, Eon Labs Manufacturing, Inc. is supplying certain generic pharmaceuticals to H.E. Butt Grocery Company.

11. Supplier Agreement, dated as of September 17, 1999, by and between McKesson HBOC, Inc. and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is designated by McKesson HBOC, Inc. as the supplier of certain generic pharmaceutical products (i.e. Chlorpheniram, Cholestyramine and Phentermine) and is providing those products for the McKesson Select Generics Program.

12. Purchasing Agreement, dated as of March 22, 1999, by and between Eon Labs Manufacturing, Inc. and PacifiCare Pharmacy Centers, Inc, ("PPC"). Under this Agreement, Eon Labs Manufacturing, Inc. is providing PPC with certain pharmaceutical products to sell in PPC's pharmacies.

13. Group Purchasing Agreement, dated as of May 24, 1999, by and between AmeriNet, Inc. and Eon Labs, Inc. (Eon Labs Manufacturing, Inc. signed the Agreement). Under this Agreement, Eon Labs Manufacturing, Inc. is agreeing to provide certain pharmaceuticals to participating institutions specified in this Agreement.

14. Contract, dated August 24, 2001, between Allscripts Healthcare Solutions and Eon Labs Manufacturing, Inc. Under this Contract, Eon Labs Manufacturing, Inc. is a supplier of certain pharmaceuticals for Allscripts.

15. Wholesale Service Agreement, dated as of June 5, 2001, between Anda, Inc. and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. appointed Anda, Inc. as a non-exclusive authorized wholesale distributor of all pharmaceutical products manufactured and/or marketed by Eon Labs Manufacturing, Inc.

16. 2002 Care Buying Alliance Supplier Contract, dated October 12, 2001, between Care Buying Alliance and Eon Labs Manufacturing, Inc. Under this Contract, Eon Labs Manufacturing, Inc. is agreeing to sell to Care Buying Alliance certain pharmaceuticals.

17. Committed Provider Services Request for Price, effective as of February 1, 2000, between Bergen Brunswig Corporation and Eon Labs Manufacturing, Inc. Eon Labs Manufacturing, Inc. is agreeing to sell to Committed Provider Services participants certain pharmaceuticals.

18. Contract, dated February 5, 2001, between Eckerd Corporation and Eon Labs Manufacturing, Inc. Under this Contract, Eckerd Corporation is purchasing certain pharmaceutical products from Eon Labs Manufacturing, Inc,

19. Contract, dated September 6, 2001, between Kaiser Permanente Medical Care Group and

Eon Labs Manufacturing, Inc. Under this Contract, Eon Labs Manufacturing, Inc. is selling certain pharmaceutical products (i.e. Etodolac, Lovastatin, Naltrexone HCI, Orphenadrine, Phentermine HCl and Rifampin) to the Kaiser Permanente Medical Care Program.

20. Terms of Agreement, effective as of July 1, 2000, between OptiSource Wholesale Drug Association and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is agreeing to sell to each health care member belonging to or participating in the programs of the OptiSource Wholesale Drug Association the goods ordered by it from Eon Labs Manufacturing, Inc.

21. Exclusive Distribution and Supply Agreement, dated as of December 13, 2000, by and between Upsher-Smith Laboratories and Eon Labs
Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing Inc. is granting Upsher-Smith Laboratories an exclusive right to distribute amiodarone 400 mg.

22. Capsugel Purchase Agreement, effective as of February 1, 2000, between Warner-Lambert Company, through its Capsugel Division, and Eon Labs Manufacturing, Inc. Under this Agreement, Warner-Lambert Company is agreeing to sell to Eon Labs Manufacturing, Inc. 100% of their capsule requirements of bulk pharmaceutical grade empty hard-shell gelatin capsules.

23. Working Agreement, dated September 25, 2000, between ChemWerth and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is developing a generic solid dosage form of Anagrelide HCl and ChemWerth is supplying the Anagrelide HCl on an exclusive basis to Eon Labs Manufacturing, Inc.

24. Supply Agreement, dated as of November 16, 1998, among Ganes Chemicals, Inc., UDL Laboratories, Inc. and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is manufacturing 5, 10 and 40 mg. tablet dosage forms of methadone from bulk methadone manufactured by Ganes Chemicals, Inc. for distribution by UDL Laboratories, Inc. to methadone treatment centers.

25. Amended Research and Development Agreement, dated as of April 24, 2001, by and between Eon Labs Manufacturing, Inc. and Kali Laboratories, Inc. Under this Agreement, Kali Laboratories, Inc. is performing formulation and other research and development work for Eon Labs Manufacturing, Inc. with respect to Nitrofurantoin BID 100mg. Capsules.

26. Development and Licensing Agreement, dated as of January 15, 2001, by and between Eon Labs Manufacturing, Inc. and Kali Laboratories, Inc. Under this Agreement, Kali Laboratories, Inc. is performing formulation and other research and development work for Eon Labs Manufacturing, Inc. with respect to Metaxalone Tablets, 400 mg.

27. Amended Research and Development Agreement, dated as of July 6, 2000, by and between Eon Labs Manufacturing, Inc. and Kali Laboratories, Inc. Under this Agreement, Kali Laboratories, Inc. is performing formulation and other research and development work for Eon

Labs Manufacturing, Inc. with respect to Mesalamine Tablets and Mesalamine Capsules.

28. Research and Development Agreement, dated as of March 11, 1998, by and between Eon Labs Manufacturing, Inc. and Kali Laboratories, Inc. Under this Agreement, Kali Laboratories, Inc. is performing formulation and other research and development work for Eon Labs Manufacturing, Inc. with respect to bupropion HCl tablets, 75 mg. and 100 mg.

29. Addendum No. 1 to Research and Development Agreement, dated as of April 10, 1998, Addendum No. 3 to Research and Development Agreement, dated as of May 27, 1999, and Amendment No. 4 to Research and Development Agreement, dated as of November 16, 1999, by and between Eon Labs Manufacturing, Inc. and Kali Laboratories, Inc. Under these Addenda, Kali Laboratories, Inc. is performing formulation and other research and development work for Eon Labs Manufacturing, Inc. with respect to gabapentin capsules, mefloquine Hcl, 250 mg. tablets and Propranolol LA.

30. Manufacturing License and Distribution Agreement, dated February 23, 2001, between Lemery, S.A. de C.V. and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is granting Lemery, S.A. de C.V. the exclusive right to manufacture, distribute and sell Cyclosporine oral solution in Mexico, Central America, South America and the Caribbean, excluding Argentina and Brazil.

31. Distribution Agreement, dated February 23, 2001, and Supplemental Agreement, dated March 2, 2001, between Lemery, S.A. de C.V. and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is granting Lemery, S.A. de C.V. the exclusive right to distribute and sell Cyclosporine soft gel capsules of 25, 50 and 100 mg. in Mexico, Central America, South America and the Caribbean, excluding Argentina and Brazil.

32. Warehouse Distribution Contract, effective May 1, 1999, and First Amendment to the Warehouse Distribution Agreement, effective April 21, 2001, by and between Livingston Healthcare Services Inc. ("LHSI") and Forte Pharma, Inc. Under this Contract, LHSI is providing certain outsource logistics services to Forte Pharma, Inc., i.e. storage, maintaining records, shipping and accounts receivable management.

33. Agreement, dated as of June 14, 2000, by and between Martec Scientific, Inc. and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is purchasing nifedipine extended release 30 mg., 60 mg. and 90 mg. tablets from Martec Scientific, Inc.

34. Purchase Agreement/Letter, dated July 24, 2001, between Eon Labs Manufacturing, Inc. and Martec Pharmaceuticals, Inc. Pursuant to this Letter, Eon Labs Manufacturing, Inc. is purchasing at least 1,000,000 tablets per annum of sucralphate for a five year period from Martec Pharmaceuticals, Inc.

35. Marketing Agreement, dated as of July 31, 1998, between Oakwood Laboratories, L.L.C. and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is agreeing to sell leuprolide acetate, 5 mg. injectable. (Oakwood Laboratories, L.L.C. has on file with the U.S. Food and Drug Administration an Abbreviated New Drug Application to manufacture and sell leuprolide acetate, 5 mg. injectable.)

36. Supply Agreement, effective as of April 1, 1997, by and between Eon Labs Manufacturing, Inc. and Schwarz Pharma, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is manufacturing and packaging exclusively for Schwarz Pharma, Inc., Schwarz's requirements for sustained-release 40 mg. ISDN capsules.

37. Supply Agreement, dated as of September 13, 1996, by and between Eon Labs Manufacturing, Inc. and Warner Chilcott, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is supplying Warner Chilcott, Inc. with cholestyramine and cholestyramine light, both formulated with a strawberry flavor and AB rated to Questran and Questran Light, for distribution.

38. Trademark License Agreement, dated as of April 30, 1999, between Merck & Co., Inc. and Eon Labs Manufacturing, Inc. Under this Agreement, Eon Labs Manufacturing, Inc. is granted the right to use the U.S. trademark of Indocin(R) SR, owned by Merck & Co., Inc., in connection with the manufacture, sale and distribution of a sustained-release capsule formulation of indomethacin U.S.P.

39. Settlement and Defense Agreement, dated as of January 11, 2001, by and between Eon Labs Manufacturing, Inc. and Ion Laboratories, Inc. (See description in Item 4 of Schedule IV)

40. Settlement, Defense and Indemnification Agreement, dated as of December 21, 2000, by and between Eon Labs Manufacturing, Inc. and Rugby Laboratories, Inc. (See description in Item 5 of Schedule IV)

41. Settlement, Defense and Indemnification Agreement, dated as of November 30, 2000, by and between Eon Labs Manufacturing, Inc. and Shire Richwood Inc. (See description in Item 6 of Schedule IV)

42. Settlement, Defense and Indemnification Agreement, dated as of December 21, 2000, by and among Eon Labs Manufacturing, Inc., Zenith Goldline Pharmaceuticals, Inc and Goldline Laboratories, Inc. (See description in Item 7 of Schedule IV)

43. Those confidential agreements disclosed to JPMorgan Chase Bank, in a letter from Jane E. Jablons, Esq. dated February 8, 2002.

                                                                     SCHEDULE VI

                                  LITIGATION(2)

     1. See Note 9 of the Notes to Financial Statements, dated as of September 30, 2000, of Eon Labs Manufacturing, Inc. and Subsidiaries, a copy of which is attached hereto.

     2.     Collectively, all combination related Phentermine cases
("fen-phen").

o From May 1997 to January 24, 2002, Eon Labs Manufacturing, Inc. has been named a party in approximately 6,310 lawsuits in connection with our manufacture of phentermine of which 496 remained open as of January 24, 2002. The actions generally have been brought in various state and federal jurisdictions by individuals in their own right or on behalf of putative classes of persons who claim to have suffered injury or claim that they may suffer injury in the future due to the use of a combination of the two prescription diet drugs fenfluramine and phentermine, a combination popularly known as "fen-phen". Fenfluramine, which Eon never manufactured for sale or sold, was voluntarily withdrawn from the market in 1997. These lawsuits typically allege that the short- and long-term use of fenfluramine in combination with phentermine causes, among other things, primary pulmonary hypertension, valvular heart disease and/or neurological dysfunction. In addition, some lawsuits allege emotional distress caused by the purported increased risk of injury in the future. Plaintiffs typically seek relief in the form of monetary damages (including economic losses, medical care and monitoring expenses, loss of earnings and earnings capacity, other compensatory damages and punitive damages), generally in unspecified amounts, on behalf of the individual or the class. In addition, some actions seeking class certification ask for certain types of purportedly equitable relief, including, but not limited to, declaratory judgments and the establishment of a research program or medical surveillance fund. To date, there has been no finding of liability against Eon and no settlement by Eon in any combination-related phentermine lawsuit. In addition, there has been no scientific testimony accepted by any court that establishes a connection between the use of phentermine and the allegations made by plaintiffs in these lawsuits.

--------------
(2) The inclusion of any information in any section of this Schedule VI shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

     3. NOVARTIS PHARMACEUTICALS CORPORATION V. EON LABS MANUFACTURING, INC., 00 Civ. 800 (D.Del.).

o The Novartis Litigation is a patent litigation in which Novartis alleges that Eon infringes Novartis' patent, U.S. 5,389,382, by testing and marketing Eon's commercial cyclosporine product. This litigation was not brought under the Hatch Waxman Act, Novartis alleges willful infringement. Eon pleads non-infringement, invalidity and unenforceability of the suit patent. Fact discovery has almost entirely closed. Both Eon and Novartis have filed motions for summary judgment. The current trial date is set for June 17, 2002 but, due to the illness of a key Novartis expert, an extension will likely be granted. Novartis seeks trebled damages, injunctive relief and attorneys' fees.

     4.     APOTEX INC. V. EON LABS MANUFACTURING, INC., 01 Civ. 0482
            (E.D.N.Y.).

o The Apotex Litigation is a patent litigation in which Apotex alleges that Eon's marketing of its cyclosporine product infringes U.S. Patent No. 5,798,333 and includes an allegation of willful infringement. Eon maintains that the patent is invalid and non-infringed and may amend its answer and/or add additional counterclaims in the future. Discovery is currently ongoing. Neither side has filed dispositive motions. Expert discovery will close March 8, 2002 and a court-ordered mediation hearing may occur sometime after April 1, 2002. Apotex seeks trebled damages, injunctive relief and attorneys' fees.

     5. MARTINEZ V. EON LABS MANUFACTURING, INC., Case No. 001042 (Penn. Ct. of Common Pleas., Philadelphia Cty.).

o The Martinez Litigation is a product liability action alleging that plaintiff suffered a stroke proximately caused by ingesting Eon manufactured phentermine hydrochloride, a weight loss drug. Eon denies plaintiff's allegations. Currently, the case is in the discovery phase and no dispositive motions have been filed. Plaintiff is seeking monetary damages.

     6. PALMER V. AMERICAN HOME PRODUCTS, No. 00-2-15370-8SEA (Sup. Ct. Wash., King Cty.).

o    The Palmer Litigation is a combination pbentermine/phenylpropanolamine
     (PPA) stroke case. Plaintiff alleges that she suffered a stroke proximately caused by ingesting phentermine manufactured by Eon in combination with PPA manufactured by a third party. Eon denies plaintiff's allegations. Currently the case is in the discovery phase with trial set for June 2002. Eon expects this trial date will be extended into 2003. Plaintiff is seeking monetary damages.

     7. RANSOME V. EON LABS MANUFACTURING, INC., No. 99-1731-CA-01 (Fla. Cir. Ct., Escambia Cty.).

o The Ransome Litigation is a phentermine claim which has been pending for several years with almost no activity by plaintiff. Plaintiff asserts he suffered a stroke as a result of ingesting Eon manufactured phentermine. Because Eon denies plaintiff's allegations and due to plaintiff's failure to prosecute this case, Eon plans to move for dismissal in the near future. Plaintiff is seeking monetary damages.

     8. JEFFRIES V. MEDEVA PHARMACEUTICALS, INC., Milwaukee County Case No. 99-CV-005386 (Wi., Milwaukee County Circuit Court Branch 39).

o The Jeffries Litigation is a phentermine claim alleging heart valve damage as a result of plaintiff's ingesting Eon manufactured phentermine. Eon denies plaintiff's allegations. The case is currently in discovery and trial has been set for September 9, 2002. However, because of the litigation's current discovery posture, an extension is likely. Plaintiff is seeking monetary damages.

     9.     FARREL V. EON LABS MANUFACTURING, INC., No. 01-386 AHS (C.D. Cal.).

o The Farrel Litigation is a PPA claim alleging stroke as a result of plaintiff's ingesting Eon manufactured PPA. Eon denies plaintiff's allegations. On November 19, 2001, the court dismissed plaintiff's claim without prejudice for failure to prosecute. Prior to dismissal, plaintiff had been seeking monetary damages. Eon Labs Manufacturing, Inc. believes it has adequate insurance to cover the risk of this litigation.

     10. DEALS V. AMERICAN HOME PRODUCTS CORP., 488953 (La. 19th JDC, Baton Rouge).


o The Beals Litigation is a PPA claim alleging injuries as a result of plaintiff's ingesting a PPA product not manufactured by Eon. Eon plans to seek dismissal from this case. Plaintiff is seeking monetary damages. Eon Labs Manufacturing, Inc. believes it has adequate insurance to cover the risk of this litigation.

     11.     PAPADEMAS V. PACIFIC FERTILITY MEDICAL GROUP, No. C 01 0331 (N.D.
             Cal.).

o The Papademas Litigation is a suit alleging that plaintiff suffered injuries as a result of using Eon distributed Lupron (leuprolide acetate) manufactured by Oakwood Laboratories. Eon is being indemnified in this matter by Oakwood, and thus Eon does not believe, to the extent Oakwood's resources are not limited, it would have a Material Adverse Effect on Eon. Plaintiff is seeking monetary damages.

     12. BRYANT V. GENEVA PHARMACEUTICALS INC., et al., Case No. 6:01-CV-84 (Fed. Ct., Middle District of Georgia).

o The Bryant litigation is a wrongful death action allegedly arising out of the ingestion of phentermine manufactured by Eon and others. The complaint alleges decedent ingested phentermine in 1995 and 1996, that in 1996 phentermine caused or contributed to various injuries, including infection/inflammation of the heart and pericardial sac, and that phentermine contributed to decedent's death in May 2000. This case was recently filed, and discovery has not yet begun.

EON LABS MANUFACTURING, INC. AND SUBSIDIARIES                                 12
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

8.  PREFERRED STOCK

    The Preferred Stock is convertible, at the option of the holders of the shares, into common stock at a conversion rate of one share of common stock for one share of Preferred Stock. The holders of Preferred Stock have the same voting rights and powers as common stockholders. There were no dividends paid for the years ended September 30, 2000 and 1999, respectively.

9.  LITIGATION - AUDIT FINANCIALS AS OF SEPT. 30, 2000

    PRODUCT LIABILITY LITIGATION

    Since September 1997, the Company has been named as a defendant in numerous product liability lawsuits, some of which are class actions, filed in various state and federal courts involving phentermine hydrochloride, one of the drugs manufactured by the Company. These lawsuits typically name as defendants manufacturers and distributors of phentermine and two other anti-obesity drugs, fenfluramine and dexfenfluramine. The plaintiffs claim that taking these drugs results in instances of valvular heart disease, primary pulmonary hypertension, and other injuries. Fenfluramine and phentermine were prescribed in combination in an off-label use commonly called fen-phen. The Food and Drug Administration ("FDA") approved phentermine to be prescribed alone.
    It did not approve the fen-phen combination. Dexfenfluramine was generally prescribed alone. In September 1997, the manufacturers of fenfluramine and dexfenfluramine agreed with the FDA to voluntarily withdraw both products from the market. The FDA has not requested that phentermine be withdrawn from the market. Sales of phentermine by the Company amount to approximately $21,700,000 and $6,807,000 for the years ended September 30, 2000 and 1999, respectively. Production and sale of phentermine is subject to the availability of raw material from one approved supplier.

    Plaintiffs seek payment of unspecified damages and medical monitoring of people who took either the fen-phen combination or fenfluramine or dexfenfluramine alone. The Company expects additional, similar lawsuits to be filed. The Company and its outside counsel believe that the Company has substantial defenses to these claims.

    During fiscal 2000, the United States District Court for the Eastern District of Pennsylvania, the federal court before which all federal cases were consolidated for discovery, found that proposed anti-phentermine "causation" testimony by two expert witnesses was not supported by scientific evidence and thus would be barred. These two experts were the only "national" anti-phentermine "causation" experts identified in the consolidated federal litigation, and were to have been "generic" experts in hundreds of cases. The Court's decision to substantially curb their testimony has resulted in many cases being dismissed.

    In August 2000, the United States District Court for the Eastern District of Pennsylvania certified a nationwide mandatory settlement class and approved a proposed settlement put forth by American Home Products, the principal defendant in the fen-phen litigation. The settlement excludes claims for certain serious medical conditions. The Court's order has been appealed and is currently pending before the United States Court of Appeals for the Third Circuit. The Company believes that if the settlement is approved it will result in additional cases being dismissed as to the Company, its customers and other phentermine defendants.

EON LABS MANUFACTURING, INC. AND SUBSIDIARIES                                 13
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

    INSURANCE/INDEMNITY LITIGATION

    In January 1998, the Company's primary product liability insurer brought a suit in state court in Delaware against the Company and several of the Company's customers who had sought coverage under the Company's insurance policies in connection with the phentermine, fenfluramine and dexfenfluramine product liability lawsuits mentioned above. The insurer was seeking a declaration of the rights and responsibilities under its insurance program with the Company as it relates to both the Company and its customers. The Company's excess carriers were later added to this action. Subsequently, the court ruled that the insurer has a duty to defend the Company's customers in these lawsuits.

    In October 1998, the Company filed in the state court in Delaware various counterclaims against the insurer including, among others, that the Company's multi-year product liability policy was not canceled, as alleged by the insurer, that a supplemental extended reporting period under the policy applied to underlying claims made on or after August 22, 1998, and claims for bad faith for the improper handling and administration of claims under the policy.

    In December 1999, the Company completed a court-approved settlement with its excess carriers that provided, among others, for an additional $17.75 million of insurance for these lawsuits. As part of that settlement, the Company agreed to place an additional $5 million in escrow out of its own cash reserves to pay for defense costs that it contends should have been paid by its primary product liability carrier. The Company expended such funds in December 1999. In fiscal 1999, the Company recorded a $5 million provision for these defense costs. The Company also settled outstanding disputes with several of its customers regarding their contributions to defense costs. In general, the settlement provides for varying contributions based on their purchases of the Company's phentermine versus those from other manufacturers. In addition, during fiscal 1999, a reserve of $500,000 established in a prior year was reversed to income as the phentermine inventory previously reserved for was sold.

    Also, in December 1999, the Company agreed in principle with its primary product liability insurer to settle all outstanding disputes. In May
    2000, the court approved the terms of the settlement and provided, among other things, that the insurer would partially reimburse the Company based on certain conditions up to an amount of $3.75 million for legal costs previously paid by the Company and to provide for $1.25 million of additional insurance that could be used for defense costs. This additional insurance would be applicable after the Company exhausted all existing product liability insurance. In fiscal 2000, the Company received $3.75 million from its primary product liability carrier that the Company recorded as a reduction of legal costs. In addition, the $1.25 million of additional insurance was exhausted during fiscal 2000.

    The Company filed additional claims in the state court in Delaware against its general commercial liability insurance carriers stating that they also have a duty to provide a defense to the Company against these lawsuits. The Superior Court ruled against the Company and the state Supreme Court upheld that ruling.

    The Company's product liability coverage was obtained on a claims made basis and covers liability for judgments and settlements and legal defense costs. On or about April 2000, the Company had exhausted all its available product liability coverage for phentermine that aggregated approximately $48 million.

EON LABS MANUFACTURING, INC. AND SUBSIDIARIES                                 14
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

    Beginning in May 2000, the Company began to provide for legal defense costs based on services rendered on behalf of the Company and its customers. In fiscal 2000, the Company expensed $9 million for legal costs. Coinciding with the exhaustion of its insurance coverage, the Company entered into negotiations with several of its customers to reduce legal costs by streamlining their legal defense structure and or by increasing their contributions to defense costs. The Company has obtained written agreements or has reached agreements in principle with all these customers.

    In a related matter, one of the Company's customers named in these lawsuits, also filed an action in a prior year against the Company in a federal court in Kentucky seeking a declaration of rights and responsibilities under a written indemnity agreement between the Company and such customer. The customer has dismissed this lawsuit with prejudice.

    Because predicting the ultimate outcome of these lawsuits is not possible, no provisions for any liability other than those discussed above have been reflected in the Company's financial statements.

    PATENT INFRINGEMENT LITIGATION

    In 2000, Novartis Pharmaceuticals Corporation filed an action in the United States District Court for the District of Delaware alleging that the Company is infringing on its patent by manufacturing, using, selling and offering to sell cyclosporine capsules, and that the packaging and trade dress of the Company's cyclosporine capsules infringes Novartis's rights under the Lanham Act and Delaware common and statutory law in the trade dress of its NEORAL(R) cyclosporine capsules. Novartis seeks injunctive relief and damages and has also asserted a claim that the alleged infringement was willful, that the case is therefore exceptional and that Novartis should therefore be awarded the attorney fees it has incurred in the action.

    The Company has denied that it has infringed any valid patent claims or any Novartis's rights in the trade dress and packaging of its NEORAL(R) cyclosporine capsules. The Company has also alleged affirmatively, among other things, that the patent is invalid and that it is not infringed by the Company's manufacture, use, sale or offer to sell its cyclosporine capsules. In addition, the Company has counterclaimed alleging that Novartis has made false and misleading statements regarding the nature, characteristics and qualities of the Company's cyclosporine product in violation of the Lanham Act and Delaware common and statutory law. The Company has requested injunctive relief, damages and award of its attorney fees.

    In addition, the Company has been named in several other patent infringement actions alleging that the Company has infringed patents by filing an application with the Food and Drug Administration (FDA) for approval to market products before the plaintiffs' patents expire. In general, plaintiffs seek a judgment precluding the FDA from approving the Company's application to market the product before their patent expires and have asserted a claim that the alleged infringement was willful, that the action is therefore exceptional and that plaintiffs should therefore be awarded the attorney fees they have incurred in the action.

    The Company and its outside counsel believe that the Company has substantial defenses and counterclaims to these above patent infringement actions.

    Because predicting the ultimate outcome of these actions is not possible, no provision for any liability has been reflected in the Company's financial statements.

EON LABS MANUFACTURING, INC. AND SUBSIDIARIES                                15
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

    OTHER LITIGATION
    The Company is involved in other litigation incidental to its business activities. The ultimate disposition of such lawsuits will not materially affect the Company's financial statements.

10. TRANSACTIONS BETWEEN THE COMPANY AND REBATED PARTIES

    As of September 30, 2000, the Company was 50% owned by Hexal
    Pharmaceuticals, Inc. ("Hexal Pharma"), a subsidiary of Hexal AG based in Germany. Subsequent to September 30, 2000, Hexal Pharma acquired 100% ownership in the Company (see Note 12).

    The Company's net sales for 2000 includes sales of approximately $60,000 to another Hexal AG subsidiary at margins comparable to those made on sales to non-related parties. Net sales for 1999 do not include any intercompany sales. Additionally, the Company transferred raw materials, research materials and supplies between Eon, Hexal AG and other Hexal AG subsidiaries. The Company shipped Hexal AG and its affiliates materials and supplies with a cost of $69,000 and $27,000 in 2000 and 1999, respectively. At September 30, 2000, the Company was owed approximately $29,000. The Company paid Hexal AG $120,000 and $15,000 in 2000 and 1999, respectively, for research material that was received from Hexal AG.

    In 2000, the Company entered into an agreement with Hexal AG. Under the agreement, the Company pays Hexal AG an amount based on sales of a specific product, which was developed using Hexal AG's patented technology. During 2000, the Company incurred expense of approximately $290,000, which is included in accrued expenses at September 30, 2000.

    The Company and Hexal AG have also agreed to share the expenses of conducting independent bioequivalency studies, when the results can be used to support drug applications in both the United States and Germany. The Company paid Hexal AG $370,000 and $107,000 in 2000 and 1999, respectively. In 1999, the Company also received $116,000 from Hexal AG for studies sponsored by the Company.

11. SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    Included in selling, general and administrative expenses for the years ended September 30, 2000 and September 30, 1999 were approximately $6 million (net of insurance reimbursement of $3.75 million) and approximately $5 million, respectively, of legal defense costs accrued for phentermine related litigation. See Note 9 for details of the phentermine litigation.

    Included in selling, general and administrative expenses for the year ended September 30, 2000 and 1999 were approximately $1,233,000 and $1,683,000, respectively, of legal costs incurred in connection with patent challenges involving drugs manufactured and sold by other companies. See Note 9 for details concerning patent litigation.

    Advertising costs are expensed when incurred. Advertising expenses for the years ended September 30, 2000 and 1999 were approximately $689,000 and $316,000, respectively.

                                                                       EXHIBIT A

                              REVOLVING CREDIT NOTE

$25,000,000                                                  Uniondale, New York
                                                                February 8, 2002

         FOR VALUE RECEIVED, EON LABS MANUFACTURING, INC., a Delaware corporation and EON PHARMA, LLC, a Delaware limited liability company (each a "Company" and, collectively, the "Companies"), jointly and severally, promise to pay to the order of JPMORGAN CHASE BANK (the "Lender"), on or before the Revolving Credit Commitment Termination Date, the principal amount of TWENTY FIVE MILLION DOLLARS ($25,000,000) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Lender to the Companies under the Credit Agreement referred to below.

         The Companies also promise to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

         This Note is the "Revolving Credit Note" referred to in the Credit Agreement dated as of February 8, 2002, by and among the Companies and the Lender (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan previously made hereunder on the grid schedule annexed to this Note; PROVIDED, HOWEVER, that the failure of the Lender or holder to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Companies to repay the Revolving Credit Loans made by the Lender in accordance with the terms of this Note to the extent then unpaid.

         This Note is subject to prepayments pursuant to Section 3.03 of the Credit Agreement.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of JPMorgan Chase Bank, located at 241-02 Northern Boulevard, Douglaston, New York 11362 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Companies, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         The Companies and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, the Companies have caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                                EON LABS MANUFACTURING, INC.

                                                By:
                                                   -----------------------------
                                                         William F. Holt
                                                         Vice President

                                                EON PHARMA, LLC

                                                By:
                                                   -----------------------------
                                                            William F. Holt
                                                            Vice President

                                    SCHEDULE

Date      Principal     Type                Applicable     Amount of   Notation
of        Amount of     of      Interest    Interest       Principal   Made
Loan      Loan          Loan    Rate        Period         Paid        By
----      ---------     ----    --------    ----------     ---------   ---------





                                                                    EXHIBIT B

                               SECURITY AGREEMENT

     SECURITY AGREEMENT, dated as of February 8, 2002, by and among each of the entities identified on the signature page hereto under the heading "Grantor" (each a "Grantor" and, collectively, the "Grantors") and JPMORGAN CHASE BANK (the "Secured Party").

                                    RECITALS

         A. Eon Labs Manufacturing, Inc. a Delaware corporation, Eon Pharma, LLC, a Delaware limited liability company (each a "Company" and, collectively, the "Companies") and the Secured Party have entered into a Credit Agreement, dated as of the date hereof (as the same may be hereafter amended, modified, restated or supplemented from time to time, the "Credit Agreement") pursuant to which the Companies will receive loans and other financial accommodations from the Secured Party and will incur Obligations (as hereinafter defined).

         B. To induce the Secured Party to extend credit to the Companies on and after the date hereof as provided in the Credit Agreement, each Grantor desires to grant the Secured Party security and assurance in order to secure the payment and performance of all Obligations and to that effect to grant the Secured Party a first priority perfected security interest in its assets and, in connection therewith, to execute and deliver this Agreement.

         Accordingly, the parties hereto hereby agree as follows:

                                   DEFINITIONS

         (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Uniform Commercial Code as in effect in the State of New York (the "UCC").

         (b) Capitalized terms used herein and not otherwise defined shall have the following meanings:

         "AGREEMENT": this Agreement and shall include all amendments, modifications and supplements hereto and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

         "BUSINESS DAY" the meaning assigned to such term in the Credit
Agreement.

         "COLLATERAL": all personal property of each Grantor, wherever located, and whether now owned or hereafter acquired or arising, including, without limitation, all:

              (i)     Accounts;

             (ii)     Chattel paper, including Electronic Chattel Paper;

                  (iii)    Inventory;

                  (iv)     Instruments, including Promissory Notes;

                  (v)      Documents;

                  (vi) Deposit Accounts with the Secured Party and Deposit Accounts constituting proceeds of Collateral;

                  (vii)    Letter-of-Credit Rights;

                  (viii) General Intangibles (to the extent arising from Accounts);

                  (ix)     Supporting Obligations; and

                  (x) to the extent not listed above as original collateral, proceeds and products of the foregoing.

         "DEFAULT" the meaning assigned to such term in the Credit Agreement.


         "EVENT OF DEFAULT" the meaning assigned to such term in the Credit Agreement.

         "LIENS" the meaning assigned to such term in the Credit Agreement.

         "LOAN DOCUMENTS" the meaning assigned to such term in the Credit Agreement.

         "LOANS" the meaning assigned to such term in the Credit Agreement.

         "OBLIGATIONS" (i) all obligations, liabilities and indebtedness of each Grantor to the Secured Party, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement or any other Loan Document to which it is a party (including, without limitation, with respect to the Companies, all obligations, liabilities and indebtedness with respect to the principal of and interest on the Loans, including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, and interest that but for the filing of a petition in bankruptcy with respect to any Grantor would accrue on such obligations, whether or not a claim is allowed against such Grantor for such interest in the related bankruptcy proceeding), and all fees, costs, expenses and indemnity obligations of the Grantors to the Secured Party hereunder, or under any other Loan Document, and (ii) all obligations of the Companies under each interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure of the Companies, in each case, entered into with the Secured Party.

         "PERSON" the meaning assigned to such term in the Credit Agreement.

         (c) TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term
"including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, all of which are by this reference incorporated into this Agreement.

         I.       SECURITY

     SECTION 1.01. GRANT OF SECURITY. As security for the Obligations, each Grantor hereby transfers, assigns and grants to the Secured Party a security interest in the Collateral in which such Grantor has rights.

     SECTION 1.02. RELEASE AND SATISFACTION. Upon the termination of this Agreement and the indefeasible payment in full of the Obligations, the Secured Party shall deliver to each Grantor, upon request therefor and at such Grantor's expense, releases and satisfactions of all financing statements, notices of assignment and other registrations of security.

         II.      REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SECURITY. Each Grantor hereby represents and warrants to the Secured Party as follows:

         (a) NAME. Each Grantor's exact legal name, state of incorporation or organization and organizational number is set forth on Schedule A annexed hereto.

         (b) OWNERSHIP OF COLLATERAL. Each Grantor owns all of its personal property and assets, including, without limitation, the Collateral, free and clear of all Liens, other than the Liens permitted under Section 7.01 of the Credit Agreement.

         (c) ACCOUNTS. Annexed hereto as Schedule A is a list identifying the chief executive office or principal place of business of each Grantor and all addresses at which each Grantor maintains books or records relating to its Accounts as of the date of this Agreement.

        (d) INVENTORY. Annexed hereto as Schedule A is a list identifying all addresses where each Grantor maintains its Inventory as of the date of this Agreement. No Grantor's Inventory is currently maintained or will be maintained with any bailee that issues negotiable warehouse receipts or other negotiable instruments therefore.

         (e) TRADE NAMES. Except as set forth on Schedule A annexed hereto, each Grantor has not done during the five years prior to this Agreement, and does not currently do, business under fictitious business names or trade names. No Grantor has been known under any other name during such five year period. Each Grantor will only change its name or do business under any other fictitious business names or trade names during the term of this Agreement after giving not less than thirty (30) Business Days' prior written notice to the Secured Party.

         (f) ACQUIRED COLLATERAL. Except as set forth on Schedule A annexed hereto, the Collateral has been acquired or originated by each Grantor in the ordinary course of such Grantor's business and was not acquired pursuant to any acquisition of all or a portion of the business of any Person whether by merger, acquisition of assets or otherwise.

         (g) THIRD PARTY LOCATIONS. Except as set forth on Schedule A annexed hereto, no Collateral is in the possession of, or under the control of, any Person other than a Grantor or the Secured Party.

         (h) ENFORCEABILITY OF SECURITY INTERESTS. Upon the execution of this Agreement by each Grantor and the filing of financing statements properly describing the Collateral and identifying such Grantor and the Secured Party in the applicable jurisdiction required pursuant to the UCC, security interests and liens granted to the Secured Party under Section 1.01 hereof shall constitute valid, perfected and first priority security interests and liens in and to the Collateral of such Grantor, other than Collateral which may not be perfected by filing under the Uniform Commercial Code, and subject to the Liens permitted pursuant to Section 7.01 of the Credit Agreement, in each case enforceable against all third parties and securing the payment of the Obligations.

         III.     COVENANTS OF GRANTORS

     SECTION 3.01. RECORDS; LOCATION OF COLLATERAL. So long as a Grantor shall have any Obligation to the Secured Party (a) such Grantor shall not change the jurisdiction of its incorporation or organization or move its chief executive office, principal place of business or office at which is kept its books and records (including computer printouts and programs) from the locations existing on the date hereof and listed on Schedule A annexed hereto; (b) a Grantor shall not establish any offices or other places of business at any other location; (c) a Grantor shall not move any of the Collateral to any location other than those locations existing on the date hereof and listed on Schedule A annexed hereto; or (d) a Grantor shall not change its corporate name in any respect, unless, in each case of clauses (a), (b) (c) and (d) above, (i) a Grantor shall have given the Secured Party fifteen (15) Business Days' prior written notice of its intention to do so, identifying the new location and providing such other information as the Secured Party deems necessary, and (ii) a

Grantor shall have delivered to the Secured Party such documentation, in form and substance satisfactory to the Secured Party and as required by the Secured Party, to preserve the Secured Party's security interest in the Collateral.

         SECTION 3.02. OTHER COLLATERAL. Each Grantor shall promptly notify the Secured Party upon acquiring or otherwise obtaining any Collateral after the date hereof consisting of Deposit Accounts, Letter-of-Credit Rights, Electronic Chattel Paper, Documents or instruments.

         SECTION  3.03. FURTHER ACTIONS.

         (a) PROMISSORY NOTES AND TANGIBLE CHATTEL PAPER. If any Grantor shall at any time hold or acquire any Promissory Notes or Tangible Chattel Paper, such Grantor shall forthwith endorse, assign or deliver the same to the Secured Party accompanied by instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

         (b) COLLATERAL IN THE POSSESSION OF THIRD PARTIES. If any Collateral is at any time in the possession of any person or entity other than a Grantor or the Secured Party (a "Third Party"), the Grantor shall promptly notify the Secured Party thereof, and at the Secured Party's request an option, shall promptly obtain an acknowledgment from the Third Party, in form and substance satisfactory to the Secured Party that the Third Party holds such collateral for the benefit of the Secured Party and such Third Party's agreement to comply, without further consent of the Grantor, at any time with the instructions of the Secured Party as to such Collateral. The Secured Party agrees with the Grantor that the Secured Party shall not give any such instructions unless an Event of Default has occurred and is continuing. In the event that the aggregate value of the Collateral based on the book value thereof is less than $5,000,000, then, notwithstanding the foregoing, the Grantor shall only be required to notify a Third Party of the Secured Party's interest in the Collateral, upon request of the Secured Party, which request shall be made only upon the occurrence and during the continuance of an Event of Default.

         (c) ELECTRONIC CHATTEL PAPER. If any Grantor at any time holds or acquired an interest in any Electronic Chattel Paper, such Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control under Section 9105 of the UCC of such Electronic Chattel Paper.

         (d) LETTER-OF-CREDIT RIGHTS. If any Grantor is at any time the beneficiary under a Letter of Credit, such Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, such Grantor shall, pursuant to an arrangement in form and substance satisfactory to the Secured Party, either (i) arrange for the Issuer and any confirmed or other nominated person of such Letter of Credit to consent to an assignment to the Secured Party the proceeds of the Letter of Credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the Letter of Credit, with the Secured Party agreeing in each case that the proceeds of the Letter of Credit are to be applied to satisfaction of the Obligations in such order as the Secured Party may determine.

         (e) GENERAL. Each Grantor further agrees, upon the request of the Secured Party and at the Secured Party's option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party's security interest in any and all of the Collateral, including without limitation, executing and delivering and where appropriate filing financing statements and amendments relating thereto under the UCC to the extent, if any, that such Grantor's signature thereon is required therefor, causing the Secured Party's name to be noted as Secured Party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or the ability of the Secured Party to enforce, the Secured Party's security interest in such Collateral, (c) comply with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce the Secured Party's security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Secured Party, including, without limitation, any consent of any licensor, lessor or other persons obligated on Collateral and (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party.

         SECTION 3.05. INSURANCE AND ASSESSMENTS. In the event any Grantor shall fail to purchase or maintain insurance, or pay any tax, assessment, government charge or levy, except as the same may be otherwise permitted hereunder or under the Credit Agreement, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event such Grantor shall fail to perform or comply with any other covenant, promise or obligation to the Secured Party hereunder, or under the Credit Agreement or any other Loan Document, the Secured Party may, but shall not be required to, perform, pay, satisfy, discharge or bond the same for the account of such Grantor, and all money so paid by the Secured Party, including reasonable attorney's fees, shall be deemed to be Obligations.

         SECTION 3.06. INSPECTION. Upon reasonable notice to a Grantor, the Secured Party may, during such Grantor's normal business hours, examine and inspect any Collateral and may examine, inspect and copy all books and records with respect thereto or relevant to the Obligations.

         SECTION 3.07. PERSONAL PROPERTY. The Collateral shall remain personal property at all times. No Grantor shall affix any of the Collateral to real property in any manner which would change its nature from that of personal property to real property or to a fixture.

         SECTION 3.08. INDEMNIFICATION. Each Grantor agrees to indemnify the Secured Party and hold it harmless from and against any and all injuries, claims, damages, judgments, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), charges and encumbrances (collectively, "Losses") which may be incurred by or asserted by a third party against the Secured Party in connection with or arising out of any assertion, declaration or defense of the Secured Party's rights or security interest under the provisions of this Agreement or any other Loan Document, permitting it to collect, settle or adjust Accounts or to deal with account debtors in any way or in connection with the realization, repossession, safeguarding, insuring or other protection of the Collateral or in connection with the collecting, perfecting or protecting the Secured Party's liens and security interests hereunder or under any other Loan Document except those Losses arising out of the Secured Party's gross negligence or willful misconduct.

            IV.   POWER OF ATTORNEY; NOTICES

         SECTION 4.01. POWER OF ATTORNEY. Upon the occurrence of and during the continuance of an Event of Default each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Grantor or in the Secured Party's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby give said attorneys the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to (a) endorse the names of such Grantor on any checks, notes, drafts or other forms of payment or security that may come into the possession of the Secured Party or any affiliate of the Secured Party, to sign the Grantor's name on invoices or bills-of-lading, drafts against customers, notices of assignment, verifications and schedules, (b) sell, transfer, pledge, make any arrangement with respect to or otherwise dispose of or deal with any of the Collateral consistent with the UCC and (c) do acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein. The powers granted herein, being coupled with an interest, are irrevocable until all of the Obligations are indefeasibly paid in full and this Agreement is terminated. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither the Secured Party nor any attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law provided the same is not the result of gross negligence or willful misconduct.

         SECTION 4.02. NOTICES. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may notify account debtors and other persons obligated on any of the Collateral that the Collateral have been assigned to the Secured Party or of its security interest therein and to direct such account debtors and other persons obligated on any of the Collateral to make payment of all amounts due or to become due to a Grantor directly to the Secured Party and upon such notification and at such Grantor's expense to enforce collection of any such Collateral, and to adjust, compromise or settle for cash, credit or otherwise upon any terms the amount of payment thereof. The Secured Party may, at any time following the occurrence and during the continuances of an Event of Default, notify the Postal Service authorities to change the address of delivery of mail to an address designated by the Secured Party. After making of such a request or the giving of any such notification, each Grantor shall hold any proceeds of collection of accounts, Chattel Paper, general intangibles, instruments and other Collateral received by it as trustee for the

Secured Party without commingling the same with such Grantor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of such Collateral received by the Secured Party to the Obligations, in such order as the Secured Party, in its sole discretion, shall determine, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

            V. REMEDIES OF SECURED PARTY

         SECTION 5.01. ENFORCEMENT. Upon the occurrence and during the continuances of an Event of Default, the Secured Party shall have, in addition to all of its other rights under this Agreement and the other Loan Documents by operation of law or otherwise (which rights shall be cumulative), all of the rights and remedies of a secured party under the UCC and shall have the right, to the extent permitted by law, without charge, to enter any Grantor's premises, and until it completes the enforcement of its rights in the Collateral subject to its security interest hereunder and the sale or other disposition of any property subject thereto, take possession of such premises without charge, rent or payment therefor (through self help without judicial process and without having first given notice or obtained an order of any court), or place custodians in control thereof, remain on such premises and use the same for the purpose of completing any work in progress, preparing any Collateral for disposition, and disposition of or collecting any Collateral. Without limiting the foregoing, upon the occurrence of an Event of Default, the Secured Party may, without demand, advertising or notice, all of which such Grantor hereby waives (except as the same may be required by law), sell, lease, license or otherwise dispose of and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral held by it or for its account at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as the Secured Party, in its sole discretion, deems advisable. At any such sale the Collateral or any portion thereof may be sold in one lot as an entirety or in separate parcels as the Secured Party in its sole discretion deems advisable. Each Grantor agrees that if notice of sale shall be required by law such requirement shall be met if such notice is mailed, postage prepaid, to such Grantor at its address set forth above or such other address as it may have, in writing, provided to the Secured Party, at least five (5) Business Days before the time of such sale or disposition. The Secured Party may postpone or adjourn any sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned, without being required to give a new notice of sale. Notice of any public sale shall be sufficient if it describes the security of the Collateral to be sold in general terms, stating the amounts thereof, the nature of the business in which such Collateral was created and the location and nature of the properties covered by the other security interests or mortgages and the prior liens thereof. The Secured Party may be the purchaser at any such sale if it is public, free from any right of redemption, which such Grantor also waives, and payment may be made, in whole or in part, in respect of such purchase price by the application of the Obligations by the Secured Party. Each
Grantor with respect to its property constituting such Collateral, shall be obligated for, and the proceeds of sale shall be applied first to, the costs of taking, assembling, finishing, collecting, refurbishing, storing, guarding, insuring, preparing for sale, and selling the Collateral, including the fees and disbursements of attorneys, auctioneers, appraisers and accountants employed by the Secured Party. Proceeds shall then be applied to the payment, in whatever order the Secured Party may elect, of all of the Obligations. The Secured Party shall return any excess to such Grantor or to whomever may be fully entitled to receive the same or as a court of competent jurisdiction may direct. In the event that the proceeds of any sale or other disposition of the Collateral are insufficient to pay in full the Obligations, such Grantor shall remain liable for any deficiency.

         SECTION 5.02. STANDARDS FOR EXERCISING RIGHTS AND REMEDIES. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees, to the extent permitted by applicable law, that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as each Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risk of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 5.02 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party's duties under the UCC of the State or any other relevant jurisdiction in the Secured Party's exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 5.02. Without limitation upon the foregoing, nothing contained in this Section 5.02 shall be construed to grant any rights to each Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 5.02.

         SECTION 5.03. WAIVER. Each Grantor waives any right, to the extent applicable law permits, to receive prior notice of, or a judicial or other hearing with respect to, any action or prejudgment remedy or proceeding by the Secured Party to take possession, exercise control over, or dispose of any item of the Collateral in any instance (regardless of where such Collateral may be located) where such action is permitted under the terms of this Agreement or any other Loan Document, or by applicable law, or of the time, place or terms of sale in connection with the exercise of the Secured Party's rights hereunder and such Grantor also waives, to the extent permitted by law, any bond, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by the Secured Party of property subject to the Secured Party's Lien. Each Grantor further waives any damages (direct, consequential or otherwise) occasioned by the enforcement of the Secured Party's rights under this Agreement and any other Loan Document including the taking of possession of any Collateral all to the extent that such waiver is permitted by law and to the extent that such damages are not caused by the Secured Party's gross negligence or willful misconduct. These waivers and all other waivers provided for in this Agreement and any other Loan Documents have been negotiated by the parties and each Grantor acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

         SECTION 5.04. OTHER RIGHTS. Each Grantor agrees that the Secured Party shall not have any obligation to preserve rights to any Collateral against prior parties or to proceed first against any Collateral or to marshall any Collateral of any kind for the benefit of any other creditors of such Grantor or any other Person. The Secured Party is hereby granted, to the extent that such Grantor is permitted to grant a license or right of use, a license or other right to use, without charge, labels, patents, copyrights, rights of use, of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature of such Grantor as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and such Grantor's rights under all licenses and any franchise, sales or distribution agreements shall inure to the Secured Party's benefit.

         SECTION 5.05. EXPENSES. Each Grantor agrees that it shall pay on demand therefor all costs and expenses incurred in amending, implementing, perfecting, collecting, defending, declaring and enforcing the Secured Party's rights and security interests in the Collateral hereunder or under the Credit Agreement or any other Loan Document or other instrument or agreement delivered in connection herewith or therewith, including, but not limited to, searches and filings, and the Secured Party's reasonable attorneys' fees (regardless of whether any litigation is commenced, whether a default is declared hereunder, and regardless of tribunal or jurisdiction).

            VI. GENERAL PROVISIONS

         SECTION 6.01. TERMINATION. This Agreement shall remain in full force and effect until all the Obligations shall have been indefeasibly fully paid and satisfied and the Credit Agreement shall have expired or been terminated and, until such time, the Secured Party shall retain all security in and title to all existing and future Collateral held by it hereunder.

         SECTION 6.02. REMEDIES CUMULATIVE. The Secured Party's rights and remedies under this Agreement shall be cumulative and non-exclusive of any other rights or remedies which it may have under the Credit Agreement, any other Loan Document or any other agreement or instrument, by operation of law or otherwise and may be exercised alternatively, successively or concurrently as the Secured Party may deem expedient.

         SECTION 6.03. BINDING EFFECT. This Agreement is entered into for the benefit of the parties hereto and their successors and assigns. It shall be binding upon and shall inure to the benefit of the said parties, their successors and assigns. No Grantor shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the Secured Party and any attempted assignment shall be null and void.

         SECTION 6.04. NOTICES. Wherever this Agreement provides for notice to either party (except as expressly provided to the contrary), it shall be in writing and given in the manner specified in Section 9.01 of the Credit Agreement. Such notices to each Grantor shall be delivered to the address for notices set forth on Schedule A annexed hereto.

         SECTION 6.05. WAIVER. No delay or failure on the part of the Secured Party in exercising any right, privilege, remedy or option hereunder shall operate as a waiver of such or any other right, privilege, remedy or option, and no waiver shall be valid unless in writing and signed by an officer of the Secured Party and only to the extent therein set forth.

         SECTION 6.06. MODIFICATIONS AND AMENDMENTS. This Agreement and the other agreements to which it refers constitute the complete agreement between the parties with respect to the subject matter hereof and may not be changed, modified, waived, amended or terminated orally, but only by a writing signed by the party to be charged.

         SECTION 6.07. SEVERAL AGREEMENTS. This Agreement shall constitute the several obligations and agreements of each Grantor and may be amended, restated, supplemented or otherwise modified from time to time, with respect to any Grantor without the consent or approval of any other Grantor, and no such amendment, restatement, supplement or modification shall be deemed to amend, restate, supplement or modify the obligations of any other Grantor hereunder.

         SECTION 6.08. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Grantor made or deemed made herein shall survive the execution and delivery of this Agreement.

         SECTION 6.09. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 6.10. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF
JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAWS. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY
OF NEW YORK, OR COUNTY OF QUEENS IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE
VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT
OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR AGREES (i) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH COURT BY ANY COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (ii) NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH GRANTOR AGREES THAT SERVICE OF PROCESS MAY BE
MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH GRANTOR AND THE SECURED PARTY EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 6.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which taken together shall constitute one and the same agreement.

                    [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first above written.


                                   JPMORGAN CHASE BANK

                                   By:_________________________________
                                      Sanford Wald
                                      Vice President


                                   GRANTORS:


                                   EON LABS MANUFACTURING, INC.

                                   By:_________________________________
                                      William F. Holt
                                      Vice President - Finance


                                   FORTE PHARMA, INC.

                                   By:_________________________________
                                      William F. Holt
                                      President


                                   EON PHARMA, LLC

                                   By:_________________________________
                                      William F. Holt
                                      Vice President - Finance

                                                                      SCHEDULE A
                                                           TO SECURITY AGREEMENT

(i)       Name of Grantor:

(ii)      State of Incorporation:

(iii)     Chief Executive Office or Principal Place of Business:

(iv) Other offices at which books or records with respect to Accounts are maintained:

(v)       Inventory Locations:

(vi)      Trade Names:

(vii)     Non-Ordinary Course Collateral Acquisitions:

(viii)    Collateral in the possession or control of third parties:

(ix)      Address for Notices:

          _____________________________

          _____________________________

          _____________________________
          Attention:
          Telecopy:

                                                                       EXHIBIT C

                                    GUARANTY

     THIS GUARANTY is entered into as of the 8th day of February 2002, by EACH OF THE UNDERSIGNED (each a "Guarantor" and, collectively, the "Guarantors") in favor of and for the benefit of JPMORGAN CHASE BANK.

                                    RECITALS

     A. Pursuant to a Credit Agreement, dated the date hereof, by and among Eon Labs Manufacturing, Inc., Eon Pharma, LLC (each a "Company" and, collectively, the "Companies") and JPMorgan Chase Bank (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement"), the Companies will receive loans and other financial accommodations from the Lender and will incur Obligations.

     B. The Guarantors, being members of a group of entities affiliated with the Companies and being engaged in related businesses will receive direct and indirect benefits from such loans and financial accommodations.

     C. Each Guarantor wishes to grant the Lender security and assurance in order to secure the payment and performance by the Companies of all of its present and future Obligations, and, to that effect, to guaranty the Obligations as set forth herein.

     Accordingly, each Guarantor hereby agrees as follows:

     1.   GUARANTY.

          (a) Each Guarantor, jointly and severally, unconditionally and irrevocably guarantees to the Lender the full and punctual payment by the Companies, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Companies, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent now or hereafter existing or owing to the Lender (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same have been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against each Guarantor without regard to the validity or enforceability of the Credit Agreement, the Note or any other
Loan Document or of any term of any thereof. If for any reason the Companies shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without limitation amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362 (a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

          (b) In the event the Credit Agreement, any Note or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of any Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Guarantor's obligations hereunder shall continue to the same extent as if the Credit Agreement, such Note or such other Loan Document had not been so rejected.

          (c) Each Guarantor shall pay all costs, reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements) and damages incurred in connection with the enforcement of the Obligations under the Credit Agreement or the Note or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Companies pursuant to the respective documents.

          (d) Each Guarantor further agrees that if any payment made by any Company or any Guarantor to the Lender on any Obligation is rescinded, recovered from or repaid by the Lender, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against any Company or any Guarantor, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

          (e) If any Event of Default shall have occurred and be continuing, the Lender and, to the extent permitted by applicable law, any Affiliate of the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender, or any Affiliate of the Lender to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Lender may have.

     2.   GUARANTY CONTINUING, ABSOLUTE, UNLIMITED.

     The obligations of each Guarantor hereunder shall be continuing, absolute, irrevocable, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense (other than the indefeasible payment of the Obligations in full) based upon any claim any Guarantor may have against the Lender or any Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to,
(a) any express or implied amendment, modification or supplement to the Credit Agreement, any Note, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Companies or to the Loans, or any part thereof; (b) any failure on the part of the Companies to perform or comply with the Credit Agreement, any Note or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid, whether or not the Lender, any Company or any Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to any Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) any limitation on the liability or obligations of any Company under the Credit Agreement, any Note or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, any Note, this Guaranty or any other Loan Document or any term of any thereof; (g) any lien, charge or encumbrance on or affecting any Guarantor's or any of the Companies' respective assets and properties; (h) any act, omission or breach on the part of the Lender under the Credit Agreement, any Note or any other Loan Document or any other agreement at any time existing between the Lender and any Company or any law, governmental regulation or other agreement applicable to the Lender or any Loan; (i) any claim as a result of any other dealings among the Lender, any Guarantor or any Company; (j) the assignment of this Guaranty, the Credit Agreement, any Note or any other Loan Document by the Lender to any other Person; or (k) any change in the name of the Lender, any Company or any other Person referred to herein.

     3.   WAIVER.

     Each Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in Section 2 hereof; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, any Note or any other Loan Documents; (e) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, any Note or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof (d) any requirement of diligence; (e) any requirement to mitigate the damages resulting from a default by the Companies under the Credit Agreement, any Note or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Guarantor or any Company may otherwise be entitled; (g) the right to require the Lender to proceed against the Companies or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by any Company or any other person, or to pursue any other remedy in the Lender's power whatsoever, and
(h) the right to have the property of any Company first applied to the discharge of the Guaranteed Obligations.

     The Lender may, at their election, exercise any right or remedy they may have against the Companies without affecting or impairing in any way the liability of any Guarantor hereunder and each Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Guarantor against the Companies, whether resulting from such election by the Lender or otherwise. Each Guarantor waives any defense arising by reason of any disability or other defense of the Companies or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Companies to the Lender for the Guaranteed Obligations.

     Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Companies and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that the Lender shall not have any duty to advise any Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Guarantor acknowledges that the Lender has not made any representations to any Guarantor concerning the financial condition of the Companies.

     4.   REPRESENTATIONS AND COVENANTS OF EACH GUARANTOR.

          (a) The representations and warranties contained in Article IV of the Credit Agreement, to the extent they relate to a Guarantor, are true and correct as of the date hereof and the Lender is entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

          (b) Each Guarantor hereby agrees to perform the covenants contained in Article VI and Article VII of the Credit Agreement, to the extent they relate to the Guarantor, and the Lender is entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

     5.   PAYMENTS.

     Each payment by each Guarantor to the Lender under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Companies under the Credit Agreement.

     6.   PARTIES.

     This Guaranty shall inure to the benefit of the Lender and their respective successors, assigns or transferees, and shall be binding upon the Guarantors and their respective successors and assigns. No Guarantor may delegate any of its duties under this Guaranty without the prior written consent of the Lender.

     7.   NOTICES.

     Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

          (a)  if to the Lender,

               JPMorgan Chase Bank
               241-02 Northern Boulevard
               Douglaston, New York 11362
               Attention:  Relationship Manager for
                           Eon Labs Manufacturing, Inc.
               Telecopy:   (718) 229-8326

          (b)  if to the Guarantors,

               c/o Eon Labs Manufacturing, Inc.
               227-15 N. Conduit Avenue
               Laurelton, New York 11413
               Attention:  Mr. William F. Holt, Chief Financial Officer
               Telecopy:   (718) 276-1735

               With a copy to

               Kelley, Drye & Warren LLP
               101 Park Avenue
               New York, New York 10178
               Attention:  Jane E. Jablons, Esq.
               Telecopy:   (212) 808-7897

               - and -

          (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

     8.   REMEDIES.

     Each Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

     9.   RIGHTS TO DEAL WITH THE COMPANIES.

     At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of any Guarantor hereunder, the Lender may deal with any Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant any Company, without notice or demand and without affecting any Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, any Note or any other Loan Documents, or to waive any obligation of any Company to perform, any act or acts as the Lender may deem advisable.

     10.  SUBROGATION.

     (a) Upon any payment made or action taken by a Guarantor pursuant to this Guaranty, such Guarantor shall, subject to the provisions of Sections 10(b) and (c) hereof, be fully subrogated to all of the rights of the Lender against the Companies arising out of the action or inaction of the Companies for which such payment was made or action taken by such Guarantor.

     (b) Any claims of such Guarantor against any Company arising from payments made or actions taken by such Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete or final and indefeasible payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by a Guarantor shall give rise to any claim of such Guarantor against the Lender.

     (c) Notwithstanding anything to the contrary contained in this Section 10, no Guarantor shall be subrogated to the rights of the Lender against the Companies until all of the Obligations have been paid finally and indefeasibly in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) until the Lender is indefeasibly paid in full.

     11.  SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.

     All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Lender and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

     12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK.  EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS
TO THE JURISDICTION OF ANY

FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, OR COUNTY OF QUEENS IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES (i) NOT TO SEEK AND HEREBY WAIVES THE RIGHT TO ANY REVIEW OF THE JUDGMENT OF ANY SUCH FEDERAL OR STATE COURT BY ANY FEDERAL OR STATE COURT OF ANY OTHER NATION OR JURISDICTION WHICH MAY BE CALLED UPON TO GRANT AN ENFORCEMENT OF SUCH JUDGMENT AND (ii) NOT TO ASSERT ANY COUNTERCLAIM, IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK LAW, AS APPLICABLE. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE LENDER AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     13.  MISCELLANEOUS.

     (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

     (b) This Guaranty is the joint and several obligation of each Guarantor, and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor. Each Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Guarantors to execute the Guaranty or by a determination that all or a part of this Guaranty with respect to any other Guarantor is invalid or unenforceable.

     (c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

     (d) Any term of this Guaranty may be amended, waived, discharged or terminated only by an instrument in writing signed by each Guarantor and the Lender.

     (e) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

     (f) No delay or omission by the Lender in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

[NEXT PAGE IS SIGNATURE PAGE]

     IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.

                                        FORTE PHARMA, INC.

                                        By:______________________________
                                           William F. Holt
                                           President

                                                                       EXHIBIT D


                        [LETTERHEAD OF COUNSEL TO THE
                         COMPANY AND THE GUARANTOR]


                                     February 8, 2002

JPMorgan Chase Bank
241-02 Northern Boulevard
Douglaston, New York 11362

Ladies and Gentlemen:

     We have acted as counsel to Eon Labs Manufacturing, Inc., a Delaware corporation, and Eon Pharma, LLC, a Delaware limited liability company (each a "Company" and, collectively, the Companies") and Forte Pharma, Inc.(the "Guarantor"), in connection with the Credit Agreement (the "Agreement") dated the date hereof between the Company and JPMorgan Chase Bank, pursuant to which the Lender has agreed to extend credit to the Company in an aggregate principal amount not to exceed $25,000,000. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

     In acting as such counsel, we have examined:

     (a)  a counterpart of the Agreement executed by the Companies;

     (b) the Revolving Credit Note executed by the Company in favor of the Lender;

     (c) a counterpart of the Security Agreement executed by the Companies and the Guarantor; and

     (d)  a counterpart of the Guaranty executed by the Guarantor;

The documents referred to in items (a) through (d) above are hereinafter referred to collectively as the "Loan Documents".

     We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of corporate officers of the Companies and the Guarantor and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates.

     Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that,

     1. Each Company and the Guarantor are each a corporation or limited liability company, as indicated in the first paragraph hereof, duly organized or formed as applicable, validly existing and in good standing under the laws of the jurisdiction of their incorporation or formation, as applicable, and in good standing in each jurisdiction wherein the conduct of its business or any ownership of its properties requires it to be qualified to do business except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and each has the corporate power and authority to own its assets and to transact the business in which it is now engaged and to execute and perform each of the Loan Documents to which it is a party.

     2. Each Company and the Guarantor has the requisite power and authority to execute, deliver and perform the Loan Documents to which it is a party, each of which has been duly authorized by all necessary and proper corporate action.

     3. The Loan Documents constitute the legal, valid and binding obligation of each Company and the Guarantor (to the extent they are a party thereto) enforceable against each Company and the Guarantor, as the case may be, in accordance with their respective terms subject as to enforcement by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, and by equitable principles of general application.

     4. Neither the execution and delivery by the Companies and the Guarantor of the Loan Documents to which they are a party nor the performance by the Companies or the Guarantor of their respective obligations under the Loan Documents, will (a) violate any law, rule or regulation or, to our knowledge, any order or decree of any court or governmental instrumentality binding upon any Company or the Guarantor, (b) contravene the Certificate of Incorporation or By-Laws or articles of organization or operating agreement, applicable, of any Company or the Guarantor or, result in a breach of or constitute a default (with due notice or lapse of time or both) under any agreements to which any Company or the Guarantor is bound of which we are aware, or, to our knowledge, result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of any Company or the Guarantor other than the liens granted pursuant to the Loan Documents, or (c) require the consent, license, approval or authorization of any governmental or public body or authority.

     5. Neither any Company nor the Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

     6. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required to be obtained by any Company or the Guarantor for the valid execution, delivery and performance of the Loan Documents to which they are a party.

     7. Assuming the proceeds of the Loans are used for the purposes set forth in Section 3.02 of the Agreement, the making of the loans contemplated therein and the application of the proceeds thereof will not violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

     8. To the best of our knowledge there are no actions, suits or proceedings against any Company or the Guarantor, pending or threatened against any Company or the Guarantor, before any court, governmental agency or arbitrator which challenges the validity or enforceability of any Loan Document or which, if adversely determined, would impair the ability of any Company or the Guarantor to perform their respective obligations under the Loan Documents to which they are a party.

     9. The Security Agreement grants to the Lender a valid security interest (the "Security Interest") in the Collateral (as defined in the Security Agreement) that is owned by the Companies and the Guarantor and purported to be covered thereby to the extent that the Uniform Commercial Code is applicable thereto, in favor of the Lender as security for, with respect to the Obligations (as defined in the Security Agreement). Upon the proper filing of the appropriate Financing Statements in the appropriate jurisdictions as required under the Uniform Commercial Code, the Security Interest will constitute a perfected security interest in the Collateral that is owned by each Company and the Guarantor.

                                Very truly yours,

                                                                       EXHIBIT E


                             NOTICE OF BORROWING

                                               [Date]

JPMorgan Chase Bank
241-02 Northern Boulevard
Third Floor
Douglaston, New York 11362
Attention:  Relationship Manager
            Eon Labs Manufacturing, Inc.

              RE:  EON LABS MANUFACTURING, INC./EON PHARMA, LLC

Ladies and Gentlemen:

     Pursuant to the Credit Agreement dated as of February 8, 2002 (as the same may be amended, modified or supplemented the "Credit Agreement") by and between Eon Pharma, LLC, Eon Labs Manufacturing, Inc. and JPMorgan Chase
Bank, we hereby give you irrevocable notice that we request a Loan as follows:

     1.  Amount of Loan:   [Amount]
     2.  Borrowing Date:   [Date]
     3.  Type of Loan:     [Prime Rate Loan, Quoted Rate Loan or Adjusted Libor
                           Loan]
     4.  Interest Period:  [1, 2, 3 or 6 months if Quoted Rate Loan or Adjusted
                           Libor Loan]

     We hereby certify that (i) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete on and as of the date hereof to the same extent as though made on and as of the date hereof; (ii) no Default or Event of Default has occurred and is continuing or will result after giving effect to the Loan requested hereunder; (iii) each Company and each Guarantor has performed all agreements and satisfied all conditions under the Loan Documents required to be performed by it on or before the date hereof, (iv) the amount of the proposed borrowing will not cause the aggregate outstanding principal amount of all Revolving Credit Loans (after giving effect to the proposed borrowing) to exceed the Revolving Credit Commitment and (v) the proceeds of the loan will be used solely to fund [WORKING CAPITAL NEEDS] [A PERMITTED ACQUISITION].

     Capitalized terms used herein but not defined shall have the respective meanings given to them in the Credit Agreement.

     IN WITNESS WHEREOF, the Companies have caused this document to be duly executed and delivered by their duly authorized Executive Officers as of the date written above.

                                       EON LABS MANUFACTURING, INC.


                                       By:
                                          -------------------------
                                       Name:
                                       Title:


                                       EON PHARMA, LLC


                                       By:
                                          -------------------------
                                       Name:
                                       Title:



                                       6